UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended
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☐     Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
CRYSTAL RIVER CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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c/o Hyperion Brookfield Asset Management, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

October 6, 2006
Dear Stockholders:
      You are cordially invited to attend the 2006 annual meeting of stockholders of Crystal River Capital, Inc., which will be held at 9:30 a.m., local time, on Thursday, November 9, 2006, at the Embassy Suites Hotel New York, 102 North End Avenue, New York, New York 10282. At the annual meeting, stockholders will be asked to elect directors, ratify the appointment of Ernst & Young LLP as our independent auditors for 2006 and act upon such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.
      It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

Sincerely,

Bruce K. Robertson
Chairman of the Board

c/o Hyperion Brookfield Asset Management, Inc.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To our Stockholders:
      We hereby notify you that we are holding our 2006 annual meeting of stockholders at the Embassy Suites Hotel New York, 102 North End Avenue, New York, New York 10282, on Thursday, November 9, 2006, at 9:30 a.m., New York City time, for the following purposes:

1.	To elect three Class I directors to the board of directors to serve until the 2009 annual meeting of stockholders and until such directors’ successors are duly elected and qualify.

2.	To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
      You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on October 4, 2006, the record date for the annual meeting.
      We have enclosed a proxy statement and a proxy card solicited by our board of directors.
      To assure your representation at the annual meeting, please authorize a proxy to vote. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope. This will help ensure that your vote is counted. If you fail to return your card, your vote will not be counted unless you attend the meeting and vote in person. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting.

By Order of the Board of Directors,

Bruce K. Robertson
Chairman of the Board
New York, New York
October 6, 2006

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CRYSTAL RIVER CAPITAL, INC.
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2006

       This proxy statement is being furnished by and on behalf of our board of directors in connection with the solicitation of proxies to be voted at the 2006 annual meeting of stockholders. The date, time and place of the annual meeting are:

Date:	November 9, 2006
Time:	9:30 a.m., New York City time
Place:	Embassy Suites Hotel New York
102 North End Avenue, New York, New York 10282
      At the annual meeting, stockholders will be asked to:

•	Elect the following nominees as our Class I directors to serve until the 2009 annual meeting of stockholders and until such directors’ successors are duly elected and qualify: Bruce K. Robertson, Janet Graham and Harald Hansen (“Proposal 1”);

•	Consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, referred to herein as our independent auditors, for the fiscal year ending December 31, 2006 (“Proposal 2”); and

•	Transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
      Our principal offices are located at Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010 and our telephone number is (212) 549-8400.
      This proxy statement and the enclosed proxy card are being sent on or about October 6, 2006 to stockholders of record as of the close of business on October 4, 2006.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
      In this section of the proxy statement, we answer some common questions regarding the annual stockholders meeting and the voting of shares at the meeting.
Where and when will the annual meeting be held?
The date, time and place of the meeting are:
November 9, 2006
9:30 a.m. (New York City time)
Embassy Suites Hotel New York
102 North End Avenue
New York, New York 10282
Why did you send me this proxy statement?
We sent you this proxy statement and the enclosed proxy card because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. You do not have to attend the meeting in order to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
Who can vote?
You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on October 4, 2006, the record date determining the stockholders who are entitled to vote at the annual meeting. As of October 4, 2006, there were a total of 25,019,500 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. The enclosed proxy card shows the number of shares you can vote.
How are votes counted?
We will hold the annual meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. A majority of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.
If you abstain or withhold votes, your abstention or withheld vote will not be counted as votes cast and will have no effect on the result of the vote on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors.
What is the required vote for approval?
The election of each of our nominees for Class I director requires a plurality of the votes cast at the annual meeting, and the ratification of the appointment of Ernst & Young LLP as our independent auditors requires a majority of the votes cast at the annual meeting on such matter.
How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on the matters to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The individuals named and designated as proxies in the proxy card will vote your shares as you instruct. You have the following choices in completing your voting:

•	You may vote on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either vote “FOR” all directors or withhold your vote on all or certain directors specified by you.

•	You may abstain on the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors, in which case no vote will be recorded.

•	You may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote to elect all three nominees as directors and ratify the appointment of Ernst & Young LLP as our independent auditors.

What if other matters come up at the annual meeting?
The only matters we now know of that will be voted on at the annual meeting include the proposals we have described in this proxy statement: the election of three directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for 2006. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.
Can I change my vote after I return my proxy card?
Yes. At any time before the vote on a proposal, you can change your vote either by giving us a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card or by attending the annual meeting and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card with the latest date.
Proxy revocation notices or new proxy cards should be sent to Crystal River Capital, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Donna Ansbro.
Can I vote in person at the annual meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person even if you have submitted a proxy card.
Will my shares be voted if I do not provide my proxy?
Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors are considered routine matters for which brokerage firms may vote shares without voting instructions.
What do I do if my shares are held in “street name”?
If your shares are held in the name of your broker, a bank or other nominee, that party will give you instructions for voting your shares. If your shares are held in “street name” and you would like to vote your shares in person at the annual meeting, you must contact your broker, bank or other nominee to obtain a proxy from the record holder of your shares.
Who will count the votes?
Representatives of American Stock Transfer & Trust Company will count the votes and will serve as the independent inspector of election.
Who pays for this proxy solicitation?
We do. In addition to sending you these materials, some of our officers and directors may contact you by telephone, by mail or in person. None of these officers or directors will receive any extra compensation for doing this. We do not expect to engage an outside firm to solicit votes, but if such a firm is engaged subsequent to the date of this proxy statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS
      Our board of directors currently consists of seven members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.
      At the annual meeting, three directors will be elected to serve until the 2009 annual meeting and until their successors are duly elected and qualified. Our nominating and corporate governance committee has recommended Bruce K. Robertson, Janet Graham and Harald Hansen to our board of directors as nominees for election to serve as Class I directors. These nominees currently are serving as Class I directors. Following the recommendation of the nominating and corporate governance committee, our board of directors has nominated Messrs. Robertson and Hansen and Ms. Graham to serve as Class I directors. Our board of directors anticipates that each nominee will serve, if elected, as a director. However, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.
      Our board of directors has determined that Mr. Hansen and Ms. Graham, as well as William Paulsen, Louis Salvatore and Rodman Drake (our continuing directors), are independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange, and therefore, upon the election of all three nominees, we will meet the New York Stock Exchange requirement for a majority of independent directors serving on the board of directors.
Nominees for Election as Directors
      The names, ages as of October 4, 2006, and existing positions with us of the nominees, if any, are as follows:

Name	Age	Office or Position Held

Class I Nominee Directors (terms to expire in 2009)
Bruce K. Robertson	39	Chairman of the Board of Directors
Janet Graham	52	Director
Harald Hansen	75	Director

Class II Continuing Directors (terms expire in 2007)
William F. Paulsen	60	Director
Louis P. Salvatore	60	Director

Class III Continuing Directors (terms expire in 2008)
Rodman L. Drake	63	Director
Clifford E. Lai	53	Director, Chief Executive Officer and President
      The name, principal occupation for the last five years, selected biographical information and the period of service of each of our directors and nominees are set forth below.

Class I Nominees for Election (Terms to Expire in 2009)
      Bruce K. Robertson has been the chairman of the board of directors since May 2006. Mr. Robertson, Managing Partner of Public Securities for Brookfield Asset Management Inc. (the indirect parent company of Hyperion Brookfield Asset Management, Inc., which is the parent company of Hyperion Brookfield Crystal River Capital Advisors, LLC, our external manager) since 2002, has primary responsibility for management and growth of its public securities management business. Mr. Robertson also serves as director, president and chief executive officer of the management companies for Brookfield Asset Management Inc.’s Canadian closed-end exchange-traded mutual funds. Between 1996 and 2002, Mr. Robertson served in a number of capacities with Brookfield Asset Management Inc.’s affiliates, including as chief financial officer of a predecessor to Brookfield Asset Management Inc., corporate development within Brookfield Power, merchant banking origination and management, and as vice president of investment banking at Trilon Securities Corporation. Prior to joining Brookfield Asset Management Inc., Mr. Robertson spent over seven years with Deloitte & Touche, including five years in its insolvency and restructuring practice. Mr. Robertson also served as a director of Criimi Mae Inc. until its sale in January 2006. Mr. Robertson is a chartered accountant and earned a Bachelor of Commerce (Honours) degree from Queen’s University at Kingston, Canada.
      Janet Graham has been a director since September 2005. Since March 1996, Ms. Graham has had her own independent Toronto-based advisory services/consulting business, which has operated under the name IQ Alliance Incorporated since August 2002, and has undertaken a wide variety of engagements on behalf of major corporate clients, including the delivery of real estate related financial advisory services. Ms. Graham recently began to work as a life and executive coach. Ms. Graham is a member of the board of trustees of IPC US REIT, a publicly traded Canadian real estate investment trust, and is a member of the board of directors of the Canadian Urban Institute, a Canadian non-profit organization, and of Toronto Waterfront Revitalization Corporation, a corporation without share capital. Prior to March 1996, Ms. Graham held senior positions at CIBC and CIBC Wood Gundy Securities Inc. for 15 years specializing in corporate finance and corporate lending to real estate and other companies. Ms. Graham holds a Bachelor of Applied Science from Guelph University in Guelph, Ontario and a Master of Business Administration from York University in Toronto, Ontario and is a chartered accountant.
      Harald Hansen has been a director since February 2005. Since 1999, Mr. Hansen has served as a director of several investment companies advised by Hyperion Brookfield Asset Management, Inc. and its affiliates. Mr. Hansen served as the chief executive officer of First Union National of Georgia since 1987 and chairman of the board starting in 1989 until his retirement in 1996. Mr. Hansen also has served as the executive vice president in charge of the General Banking Group of First National Bank of Georgia. He serves on the boards of directors of Georgia Commerce Bank and Chairman of the Executive Committee, Midtown Alliance and the U.S. Disabled Athletes Fund. Mr. Hansen is a Trustee of Oglethorpe University and The Asheville School and a Trustee of the Tull Foundation. Mr. Hansen earned a BS from Duke University. He is a retired colonel in the United States Marine Corps Reserve.

Class II Continuing Directors (Terms Expire in 2007)
      William F. Paulsen has been a director since June 2005. Mr. Paulsen is an independent private investor. Mr. Paulsen serves as a trust manager for Camden Properties, an apartment real estate investment trust that is the successor company by merger of Summit Properties. Mr. Paulsen was a founder and the chief executive officer of Summit Properties from 1993 until his retirement in 2001 and served as co-chairman of the board of directors until 2005. Mr. Paulsen is active in Angel Investment and was the founder of The Charleston Angel Partnership in Charleston, South Carolina. He also serves as a Trustee of The Asheville School. Mr. Paulsen earned a BS and a MBA from The University of North Carolina at Chapel Hill.
      Louis P. Salvatore has been a director since June 2005. Mr. Salvatore is a certified public accountant. Since September 2002, Mr. Salvatore has been the representative of one of the four board members of Arthur Andersen LLP. From September 1992 to August 2002, Mr. Salvatore was the managing partner of Arthur Andersen’s metropolitan New York offices, and from January 1998 to August 2002, he was the Northeast Region managing partner. From 1989 to January 2001, Mr. Salvatore was a member of the board of partners of Andersen Worldwide S.C. and, from August 2000 to January 2001, he was interim managing partner — chief executive officer of Andersen Worldwide. Mr. Salvatore serves on the board of directors of the Catholic Charities Diocese of Brooklyn and as a director and chairman of the audit committee for each of Jackson Hewitt Tax Service Inc., Hyperion Strategic Mortgage Income Fund, Inc. and Hyperion Total Return Fund, Inc. Mr. Salvatore has been designated by the board as a “financial expert.” Mr. Salvatore earned a BS from Fordham University.

Class III Continuing Directors (Terms Expire in 2008)
      Rodman L. Drake has been a director since February 2005 and lead independent director since May 2006. Mr. Drake has served as the chairman of the board, since 2003, and as a director, since 1989, of several investment companies advised by Hyperion Brookfield Asset Management, Inc. and its affiliates, and has served as a member of the audit committee and chairman of the nominating and compensation committee for several of those investment companies during that time. Mr. Drake is a co-founder of Baringo Capital LLC, a private equity firm that was formed in 2002, and serves on the boards of directors of the Animal Medical Center, Celgene Corporation, Parsons Brinckerhoff, Inc., The Student Loan Corporation and Jackson Hewitt Tax Service, Inc. Mr. Drake also is Chairman of the Excelsior Funds and Laudus Funds groups, which are sponsored by US Trust Co. and Charles Schwab. Mr. Drake earned a BA from Yale University and an MBA from Harvard Business School.
      Clifford E. Lai, formerly chairman of the board of directors, has been a director since our inception. Mr. Lai, chief executive officer of Hyperion Brookfield Asset Management, Inc. since 1998, president from 1998 through 2006, chief investment officer from 1993 through 1998 and a managing partner since 2005, oversees the overall management of the firm and is a portfolio manager for a number of its investment strategies. Mr. Lai also serves as president of Hyperion Brookfield Asset Management, Inc.’s closed-end fixed income mutual funds and is a managing partner of Brookfield Asset Management Inc. He is also a member of Hyperion Brookfield Asset Management, Inc.’s board of directors. Mr. Lai has over 25 years of experience in the industry. Prior to joining Hyperion Brookfield Asset Management, Inc., he was president, chief executive officer and secretary of AIG-Hyperion, Inc. Prior to joining AIG-Hyperion, Mr. Lai was managing director of fixed income at First Boston Asset Management, where he was responsible for over $7.5 billion in high-grade, fixed income assets. His previous positions include vice president and manager of mortgage research at Morgan Stanley, senior portfolio manager at Benham Capital Management, and asset/liability manager for World Savings and Loan in Oakland, California. He earned a BA from the University of California-Berkeley and an MBA from California State University at San Francisco.
Vote Required; Recommendation
      The election to the board of directors of each of our three nominees will require the affirmative vote of a plurality of the votes cast at the annual meeting. Our board of directors unanimously recommends that you vote FOR the election of all three nominees named above.
Board of Directors; Committees
      Our board of directors has seven members and currently is comprised of Messrs. Robertson, Drake, Hansen, Lai, Paulsen and Salvatore and Ms. Graham.
      Our board of directors currently has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

      Audit Committee. The audit committee is currently comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Salvatore serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Mr. Salvatore is qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act and our board of directors has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Securities and Exchange Commission has determined that the audit committee financial expert designation does not impose on the person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee appoints our independent auditors, oversees the quality and integrity of our financial reporting and the audits of our financial statements by our independent auditors and in fulfilling its oversight function, reviews with our management and independent auditors the scope and result of the annual audit, our auditors’ independence and our accounting policies. Our board of directors has adopted a written charter under which the audit committee operates. This charter is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our audit committee charter is available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. A copy of our audit committee charter is also attached hereto as Annex A.
      The audit committee has adopted complaint procedures for accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The full text of these complaint procedures is available on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our complaint procedures is available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.
      Compensation Committee. The compensation committee currently is comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Paulsen serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The compensation committee oversees the compensation of the chief executive officer, directors and our external manager, including plans and programs relating to incentive compensation, equity-based awards and other benefits and perquisites. Our board of directors has adopted a written charter under which the compensation committee operates. This charter is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our compensation committee charter is available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee is currently comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Hansen serving as the committee’s chairperson. All nominating and corporate governance committee members meet the independence criteria set forth in the listing standards of the New York Stock Exchange. The corporate governance committee identifies qualified individuals to become board members, recommends to the board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, determines the composition of the board and its committees, monitors the board’s and its respective committees’ effectiveness and develops and recommends to the board our corporate governance guidelines. Our board of directors has adopted a written charter under which the nominating and corporate governance committee operates. This charter is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our nominating and corporate governance committee charter is available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.
      Our board of directors conducts its business through meetings of the board, actions taken by written consent in lieu of meetings and by the actions of its committees. During fiscal year 2005, our board of directors held four meetings and took action by written consent three times and the audit committee thereof held two meetings. During fiscal year 2005, each director attended at least 75% of all meetings of the board of directors (while he or she was a member), and at least 75% of all meetings of committees on which he or she served. Our corporate governance guidelines provide that the lead director, who is elected by the non-management directors, will preside at each executive session of the board, or if one has not been designated, the chairperson of the nominating and corporate governance committee shall serve as such.
Corporate Governance
      Code of Business Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to all of our directors and officers and any employees of our external manager or its affiliates who are involved in our business and affairs or those of our subsidiaries and controlled affiliates. This code of business conduct and ethics is designed to comply with Securities and Exchange Commission (SEC) regulations and New York Stock Exchange (NYSE) listing standards related to codes of conduct and ethics and is posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our code of business conduct and ethics is available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. A copy of our code of business conduct and ethics are also attached hereto as Annex B.
      Corporate Governance Guidelines. We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our corporate governance guidelines is available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. A copy of our corporate governance guidelines are also attached hereto as Annex C.
      Stockholder Nominations and Communications Policy. Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as director and stockholder communications with the board of directors.
      Stockholders may recommend nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understanding between the submitting stockholder and the candidate.
      Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Stockholder Communications, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients with a copy to the lead independent director subject to compliance with the existing instructions from the board of directors concerning the treatment of inappropriate communications.
      The full text of the stockholder nominations and communications policy is available on our corporate website at http://ir.crystalriverreit.com/governance.cfm. A copy of our stockholder nominations and communications policy is available free of charge, upon request directed to Investor Relations, Crystal River Capital, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010.
      Director Attendance at Annual Meeting of Stockholders. We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law.
Compensation of Directors
      Any member of our board of directors who is also an employee of our external manager, Hyperion Brookfield Asset Management, Inc. (its parent company), Brookfield Asset Management Inc. (Hyperion Brookfield Asset Management, Inc.’s indirect parent company) or their respective affiliates, which we refer to as the non-independent directors, will not receive additional compensation for serving on our board of directors. Each independent director will receive an annual retainer of $50,000 (which was increased from $35,000 effective October 1, 2005) in quarterly payments in arrears, with the option to receive a portion or all of such fee in our common stock or common stock units, subject to certain restrictions, and will also receive an annual award of 2,000 shares of restricted stock following each annual meeting of stockholders. We also reimburse our non-independent directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee is paid an annual retainer of $10,000 and the chairs of our nominating and corporate governance committee and our compensation committee each are paid an annual retainer of $3,000.
      Our independent directors are also eligible to receive restricted stock, options and other stock-based awards under our 2005 long-term incentive plan. Messrs. Drake and Hansen each received an award of 1,400 shares of restricted stock, and our former director Leo Walsh received an award of 700 shares of our restricted stock on March 15, 2005, all of which shares vested on the date of issue, in lieu of all or a portion of their respective director’s fee for 2005. On March 15, 2006, we issued 2,000 shares of restricted stock to Ms. Graham. The forfeiture restrictions with respect to 666 of such shares lapsed at issuance and the forfeiture restrictions on the other 1,334 shares will lapse in equal installments on March 15, 2007 and March 15, 2008. In addition, on March 15, 2006, we granted to each of Messrs. Hansen, Paulsen and Salvatore an award of 2,000 shares of our common stock, which they received in the form of restricted stock units under our 2005 long-term incentive plan. We granted options to purchase 4,000 shares of our common stock to Mr. Drake on March 15, 2006. The options with respect to 1,333 shares vested upon issuance and the options with respect to the remaining 2,667 shares will vest ratably on the first two anniversaries of the grant date.
Compensation Committee Interlocks and Insider Participation
      During 2005, the compensation committee of the board of directors was comprised of Messrs. Drake, Hansen, Paulsen and Salvatore and Ms. Graham, with Mr. Paulsen serving as the committee’s chairperson. None of the committee’s members was employed by us as an officer or employee during 2005. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.
      Mr. Lai, our president and chief executive officer, also is the chief executive officer of Hyperion Brookfield Asset Management, Inc. Mr. Lai and Mr. Robertson are managing partners of Brookfield Asset Management, Inc., which is the parent company of Hyperion Brookfield Asset Management, Inc., which is the parent company of our external manager. Hyperion Brookfield Asset Management, Inc. employs all of our officers and determines and pays their compensation. Within Brookfield Asset Management, Inc., Mr. Lai reports to Mr. Robertson and Mr. Robertson is involved in the determination of Mr. Lai’s total compensation at the Brookfield Asset Management, Inc. level.
      For a description of certain relationships and transactions with members of the board of directors or their affiliates, see “— Certain Relationships and Related Transactions” beginning on page 26.
Executive and Senior Officers
      The following sets forth the positions, ages and selected biographical information for our executive officers, as of September 30, 2006, who are not directors.
      John J. Feeney, Jr., age 47, has served as executive vice president and secretary since our inception. Mr. Feeney has served as president of Hyperion Brookfield Asset Management, Inc. since August 2006 and director of marketing since 1997, director of marketing for AIG-Hyperion from 1994 through 1997 and has been a managing partner of Hyperion Brookfield Asset Management, Inc. since 2005. In this capacity, he manages Hyperion Brookfield’s day-to-day operations. Mr. Feeney is a member of the Hyperion Brookfield Asset Management, Inc.’s board of directors. Mr. Feeney has over 24 years of experience in the industry. Before joining Hyperion Brookfield Asset Management, Inc., Mr. Feeney was a vice president in the fixed income department of Credit Suisse First Boston. He spent six years in Tokyo, Japan, as a senior marketing representative for Credit Suisse First Boston, with responsibility for the distribution of fixed income and asset management products to institutional clients in Japan and other Asian markets. Previously, he spent two years in fixed income sales at PaineWebber. Mr. Feeney began his career in the money market and foreign exchange trading and sales areas at Chase Manhattan Bank. While at Chase, Mr. Feeney spent one-and-a-half years in the Treasury Department of the bank’s branch in the Republic of Panama. Mr. Feeney earned a BA from Georgetown University.
      John H. Dolan, age 53, has served as chief investment officer since our inception. Mr. Dolan has served as chief investment officer of Hyperion Brookfield Asset Management, Inc. since 2001, chief investment strategist from 1998 through 2001 and a managing partner since 2005, and is responsible for Hyperion Brookfield Asset Management, Inc.’s overall investment strategies, risk management, product development and quantitative research efforts, as well as developing and implementing new initiatives for Hyperion Brookfield Asset Management, Inc.’s investment process. In addition to managing client portfolios, Mr. Dolan oversees Hyperion Brookfield Asset Management, Inc.’s approach to evaluating new structures in the fixed income market, particularly with regard to credit risk. He is also a member of Hyperion Brookfield Asset Management, Inc.’s board of directors. Mr. Dolan has over 28 years of experience in the industry. Prior to joining Hyperion Brookfield Asset Management, Inc., he served as a managing director of mortgage-backed securities trading for Salomon Brothers, Inc. He is a graduate of Union College and holds a MBA from the Wharton Graduate Business School.
      Barry L. Sunshine, age 47, has served as our chief financial officer since September 2005. Mr. Sunshine has served as a director of Hyperion Brookfield Asset Management, Inc. since September 2005, is a certified public accountant and is responsible for financial reporting and supervision of our accounting function. Prior to this, Mr. Sunshine was a partner at the accounting firm of Schwartz & Hofflich from January 1990 through August 2005. Prior to working with Schwartz & Hofflich, Mr. Sunshine was a senior tax accountant with Arthur Andersen LLP and with KPMG Peat Marwick. Mr. Sunshine earned a BS in Accounting from Fairleigh Dickinson University and an MS in Taxation from Pace University.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
      Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at http://ir.crystalriverreit.com/governance.cfm. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.
      Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee’s responsibility is to monitor and oversee the foregoing functions.
      The audit committee has met and held discussions with management and the independent auditors with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2005 and with respect to our unaudited consolidated financial statements for the fiscal quarters ended March 31, 2006 and June 30, 2006 and related matters. Management advised the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Ernst & Young LLP.
      The audit committee has discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), which we refer to as the PCAOB, rules of the Securities and Exchange Commission, and other applicable regulations, including the auditors’ judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.
      Our independent auditors also provided to the audit committee the written disclosures and the letter from the auditors, pursuant to Rule 3600T of the PCAOB, which adopted on an interim basis the requirements of Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and in connection therewith the audit committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The audit committee meetings include, whenever appropriate, executive sessions with our independent auditors without the presence of our management.
      In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in

*	The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.
      Based on the audit committee’s considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Registration Statement on Form S-11 that was filed with the Securities and Exchange Commission.
Audit Committee
Louis P. Salvatore (chairman)
Rodman L. Drake
Janet Graham
Harald Hansen
William F. Paulsen

EXECUTIVE COMPENSATION
      Pursuant to a management agreement between our external manager and us, our external manager is responsible for managing our business affairs. Our executive officers, who are employees of our external manager or its affiliates, do not receive cash compensation from us for serving as executive officers. In their capacities as officers or employees of our external manager or its affiliates, they devote a portion of their time to our affairs as is required, however, for the performance of the duties of our external manager under the management agreement.
      Our external manager has informed us that, because the services performed by its executive officers and its affiliates’ executive officers and employees in their capacities as such are performed primarily, but not exclusively, for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our external manager that relates solely to their services to us.
The Management Agreement
      We have entered into a management agreement with our external manager, Hyperion Brookfield Crystal River Capital Advisors, LLC, pursuant to which it provides for the day-to-day management of our operations.
      The management agreement requires our external manager to manage our business affairs in conformity with the policies and investment guidelines that are approved and monitored by our board of directors. Hyperion Brookfield Crystal River Capital Advisors, LLC’s role as our external manager is under the supervision and direction of our board of directors. Our external manager is responsible for (i) the selection, purchase and sale of our portfolio investments, other than those investments proposed by our sub-advisors, (ii) our financing activities and (iii) the provision of investment advisory services. Our external manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate.
      Pursuant to the management agreement, our external manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our external manager, its directors, officers, managers and its affiliates’ employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any of our subsidiaries’ stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the management agreement. We have agreed to indemnify our external manager and its affiliates and their respective directors, officers, members, managers, employees and agents and the members of our strategic advisory committee, which we refer to as the covered persons, with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from claims of third parties caused by acts or omissions of the covered persons not constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the management agreement or claims of their employees, as applicable, relating to the terms and conditions of employment. Our external manager has agreed to indemnify us, our directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims arising from claims of third parties caused by acts or omissions of our external manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement and any claims by our external manager’s employees relating to the terms and conditions of their employment by our external manager or its affiliates.

      Pursuant to the terms of the management agreement, our external manager is required to provide us with our management team, including a chief executive officer, president, chief investment officer, chief financial officer and executive vice president, along with appropriate support personnel, to provide the management services to be provided by our external manager to us. However, our external manager is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business. None of the employees of Hyperion Brookfield Asset Management, Inc., the parent company of our external manager, are contractually dedicated to the performance of our external manager’s obligations under the management agreement. In addition, our board of directors has formed a strategic advisory committee to advise and consult with our board of directors and our senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The members of the strategic advisory committee are Lewis Ranieri, who also serves as chairman of the committee, Messrs. Lai and Dolan of Hyperion Brookfield Asset Management, Inc. and Bruce Flatt and Mr. Robertson of Brookfield Asset Management Inc. Although it is not contractually prohibited from doing so, our external manager currently does not, nor does it intend to, provide services to third parties that are unrelated to us.
      The initial term of the management agreement expires on December 31, 2008 and will be automatically renewed for a one-year term each anniversary date thereafter. After the initial term, our independent directors will review our external manager’s performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fees payable to our external manager are not fair, subject to our external manager’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. Our board of directors will provide 180 days prior notice of any such termination and our external manager will be paid a termination fee equal to the amount of two times the sum of the average annual base management fee and the average annual incentive management fee earned by our external manager during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.
      We also may terminate the management agreement for cause without payment of the termination fee with 30 days prior written notice from our board of directors. Cause is defined as: (i) our external manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof; (ii) our external manager’s fraud, misappropriation of funds or embezzlement against us; (iii) our external manager’s gross negligence in the performance of its duties under the management agreement; (iv) the occurrence of certain events with respect to the bankruptcy or insolvency of our external manager, including the entry of an order for relief in an involuntary bankruptcy case or our external manager authorizing or filing a voluntary bankruptcy petition; (v) the dissolution of our external manager; and (vi) certain changes of control (as defined in the management agreement) of our external manager. Cause does not include unsatisfactory performance that is materially detrimental to our business.
      Our external manager may terminate the management agreement effective upon 30 days prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant in the management agreement and the default continues for a period of 30 days after written notice to us specifying the default and requesting that the default be remedied in such 30-day period. The management agreement may be terminated at the option of our external manager, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately prior to such event.
Management Fees and Incentive Compensation
      We do not maintain an office or employ personnel. Instead, we rely on the facilities and resources of Hyperion Brookfield Asset Management, Inc. provided through our external manager to conduct our operations. Under the management agreement, expense reimbursements to our external manager are required to be made at least 45 days following the fiscal quarter in which the underlying expenses were incurred.
      Base Management Fee. We pay our external manager a base management fee monthly in arrears in an amount equal to 1/12 of our equity as defined in the management agreement times 1.50%. Our external manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.
      For purposes of calculating the base management fee, our equity is calculated, for any month, as the sum of the net proceeds from all issuances of our equity securities, after deducting any underwriting discounts and commissions and other expenses and costs relating to such issuances, plus our retained earnings at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for repurchases of our common stock. The foregoing calculation of the base management fee is adjusted to exclude one-time events pursuant to changes in generally accepted accounting principles (GAAP), as well as non-cash charges after discussion between our external manager and our independent directors and, in the case of non-cash charges, approval by a majority of our independent directors.
      Our external manager’s base management fee is to be calculated by our external manager within 15 business days after the end of each month and such calculation is to be promptly delivered to us. We are required to pay the base management fee in cash within twenty business days after the end of each month unless we and our external manager agree to different payment terms.
      Reimbursement of Expenses. Because our external manager’s employees perform certain legal, regulatory, compliance, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our external manager is paid or reimbursed for the documented cost of performing such tasks (which is not subject to any annual limitation), provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm’s length basis. Our external manager waived the reimbursement of such expenses through December 31, 2006 and we paid directly any such expenses incurred to a third party.
      We also pay all operating expenses, except those specifically required to be borne by our external manager under the management agreement. Our external manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our external manager’s employees and other related expenses. In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our external manager and its affiliates required for our operations. Our external manager has waived its right to request reimbursement from us of these expenses that it incurs through December 31, 2006.

      Incentive Management Fee. In addition to the base management fee, our external manager receives quarterly incentive compensation in an amount equal to 25% of:

•	the dollar amount by which our net income (before non-cash compensation expense and the incentive management fee) per share for such quarter exceeds an amount equal to:

•	the product of the weighted average price per share in our March 2005 private offering, our August 2006 initial public offering and any subsequent offerings of our common stock, multiplied by the higher of:

•	2.4375% and

•	25% of the then applicable 10-year treasury note rate plus 0.50%,

•	multiplied by the weighted average number of shares of common stock outstanding during the quarter provided, that the foregoing calculation of the incentive management fee is adjusted to exclude one-time events pursuant to changes in GAAP, as well as certain non-cash charges after discussion between our external manager and our independent directors and, in the case of non-cash charges, approval by a majority of our independent directors.
      We structured the incentive fee in this manner in order to provide our external manager with an incentive to manage our portfolio with a view towards achieving positive net income. Our ability to achieve returns in excess of the thresholds noted above in order for our external manager to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.
      Our external manager computes the quarterly incentive management fee within 30 days after the end of each fiscal quarter, and we are required to pay the quarterly incentive management fee with respect to each fiscal quarter within five business days following the delivery to us of our external manager’s written statement setting forth the computation of the incentive management fee for such quarter. In accordance with the management agreement, our external manager and the independent members of our board of directors have agreed to adjust the calculation of our external manager’s incentive fee to exclude non-cash adjustments required by SFAS 133 relating to the valuation of interest rate swaps, currency swaps and credit default swaps. The management agreement provides that 10% of our external manager’s incentive management fee is to be paid in shares of our common stock (provided that under our management agreement, our external manager may not receive payment of its incentive management fee in shares of our common stock if such payment would result in our external manager owning directly or indirectly through one or more subsidiaries more than 9.8% of our common stock) and the balance in cash. Our external manager may, in its sole discretion, elect to receive a greater percentage of its incentive management fee in the form of our common stock. Under the management agreement, our external manager agrees that it may not elect to receive shares of our common stock as payment of its incentive management fee, except in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading).
      The number of shares to be received by our external manager is based on the fair market value of these shares. Shares of our common stock delivered as payment of the incentive management fee will be immediately vested or exercisable, provided that our external manager has agreed not to sell the shares prior to one year after the date they are paid. Our external manager’s transfer restriction will lapse if the management agreement is terminated. Our external manager will have the right in its discretion to allocate these shares to its officers, employees and other individuals who provide services to us and we will issue or permit the transfer of these shares in accordance with our external manager’s instructions, subject to applicable law and provided that these shares will remain subject to the foregoing one-year lock-up period.
      We have agreed to register the resale of these shares of our common stock. We have also granted our external manager the right to include these shares in any registration statements we might file in connection with any future public offerings, subject only to the right of the underwriters of those offerings to reduce the total number of secondary shares included in those offerings (with such reductions to be proportionately allocated among selling stockholders participating in those offerings).
      Discretionary Awards to our External Manager under the 2005 Long-Term Incentive Plan. In the discretion of the compensation committee, we may, but are not required to (other than as noted above) make awards under the 2005 long-term incentive plan to our external manager or our sub-advisors (discussed below).
Sub-Advisory Agreements
      We and our external manager have entered into sub-advisory agreements with each of Brookfield Crystal River Capital L.P. and Ranieri & Co., Inc. pursuant to which they provide advisory services to us in conjunction with Hyperion Brookfield Crystal River Capital Advisors, LLC’s service to us as our external manager.
      Brookfield Crystal River Capital L.P. has been engaged to supervise, manage and provide advisory services in connection with our investments in commercial real estate, mortgages and other non-commercial real estate financing instruments, hydroelectric, gas- and coal-fired power generating facilities, timber assets and certain other asset classes, make recommendations with respect to the purchase and sale of such assets and mortgages and other real estate debt and to supervise and arrange for the purchase and sale of such assets, subject to the approval of our board of directors. Ranieri & Co., Inc. has been engaged to advise and consult with our external manager concerning macroeconomic trends, market trends in residential mortgage-backed securities and portfolio management. Each sub-advisory agreement may be terminated without penalty by us, our external manager or by the sub-advisor upon 60 days written notice and will terminate automatically upon the termination of the management agreement with our external manager or in the event of an “assignment” thereof within the meaning of the Investment Advisers Act of 1940, as amended (the Advisers Act), or at any time for cause.
      Each sub-advisor, its respective directors, officers, managers and employees will not be liable to us, any subsidiary of ours, our external manager and any directors, officers, managers, stockholders, owners or partners of the foregoing for acts or omissions performed or not performed in accordance with and pursuant to its sub-advisory agreement with us, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under its sub-advisory agreement. We have agreed to indemnify each sub-advisor and our external manager and their respective affiliates, officers, directors, members, managers, employees, agents, successors and assigns with respect to all liabilities, judgments, costs, charges, losses, expenses and claims by third parties arising from either acts or omissions of such sub-advisor other than those constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties under its sub-advisory agreement with us and our external manager as determined by a final court order or claims by such sub-advisor’s employees relating to the terms and conditions of their employment with the sub-advisor. Each sub-advisor has agreed to indemnify us and our external manager, their directors and officers with respect to all liabilities, judgments, costs, charges, losses, expenses and claims by third parties arising from acts or omissions of such sub-advisor constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under its sub-advisory agreement with us as determined by a final court order and any claims by such sub-advisor’s employees relating to the terms and conditions of their employment with the sub-advisor. Each sub-advisor is required to carry errors and omissions and other customary insurance.
      Brookfield Crystal River Capital L.P. is a special purpose entity formed solely for the purpose of serving as our sub-advisor. Brookfield Crystal River Capital L.P., which is not a registered investment adviser, has no other clients and has informed us that it will not accept any other clients without our consent. Since Brookfield Crystal River Capital L.P. is not registered with the Securities and Exchange Commission as an investment adviser under the Advisers Act, we will not be afforded the protections and the benefits of the Advisers Act and the regulations promulgated thereunder with respect to activities that Brookfield Crystal River Capital L.P. takes on our behalf.
Sub-Advisor Compensation
      Our sub-advisors are paid advisory fees by our external manager funded by management fees paid by us to our external manager.
      Brookfield Crystal River Capital L.P. is paid a monthly advisory fee equal to 20% of the base management fees and incentive management fees received by our external manager under our management agreement with our external manager. Our external manager also will pay Brookfield Crystal River Capital L.P. 20% of any termination fees received by our external manager in the event that our management agreement with our external manager is terminated. If the sub-advisory agreement with Brookfield Crystal River Capital L.P. is terminated, our external manager will continue to pay termination fees to Brookfield Crystal River Capital L.P. equal to the annual investment advisory fees and termination fees otherwise payable in accordance with the foregoing until the 15th anniversary of its sub-advisory agreement with us and our external manager.
      Ranieri & Co., Inc. is paid an annual advisory fee of $100,000.
      In addition, we are responsible for paying certain expenses and for reimbursement of the sub-advisors for such expenses that are incurred on our behalf.
2005 Long-Term Incentive Plan
      Our board of directors adopted a 2005 long-term incentive plan, which we refer to as the 2005 Plan, in March 2005. The purpose of the 2005 Plan is to provide incentives to our external manager, executive officers, employees, directors and other persons and entities that provide services to us to motivate them toward our long-term success, growth and profitability and to attract, retain and reward key personnel. The 2005 Plan authorizes the award of stock options, stock appreciation rights, stock, restricted stock, restricted stock units, stock units, deferred stock units and performance-based awards.
      The 2005 Plan provides for the issuance through the end of the 2006 calendar year of up to 1,748,750 shares of our common stock. In subsequent calendar years, the maximum limit on the number of shares will increase by an amount equal to ten percent (10%) of the difference, if any (but not less than zero) between the number of shares of our common stock that were outstanding as of the last day of the immediately preceding calendar year and the number of shares of our common stock that were outstanding as of the last day of the calendar year preceding such year. In no event will the number of shares of our common stock issued pursuant to the 2005 Plan exceed 10,000,000. On March 15, 2005, 210,000 shares of restricted stock and options to purchase common stock were issued or reserved for issuance to our external manager, and our external manager allocated those shares and options to our officers, directors, members of our strategic advisory committee and employees and to employees of Hyperion Brookfield Asset Management, Inc. that provide services to us. In addition, on March 15, 2005, an aggregate of 3,500 restricted shares were issued to three of our independent directors, and on March 15, 2006, an aggregate of 32,000 shares of restricted stock and options in respect of 4,000 shares were issued to one of our executives and two of our independent directors. Administration of the 2005 Plan is carried out by the compensation committee of the board of directors. The compensation committee or the board of directors may delegate its authority under the 2005 Plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term administrator means the compensation committee or the board of directors and its delegate. The shares of our common stock subject to any award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent awards, except as prohibited by law. In addition, future awards may occur with respect to shares of our common stock that we refrain from otherwise delivering pursuant to an award as payment of either the exercise price of an award or applicable withholding and employment taxes.
      Either our board of directors or a committee appointed by our board of directors may administer the 2005 Plan. We refer to our board of directors and any committee exercising discretion under the 2005 Plan from time to time as the Committee. The board of directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers, to make awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers whom we have specifically authorized to make awards. With respect to decisions involving an award intended to satisfy the requirements of section 162(m) of the Internal Revenue Code, the Committee is to consist solely of two or more directors who are “outside directors” for purposes of that code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of ours or our affiliates.
      Subject to the terms of the 2005 Plan, the Committee has express authority to determine the eligible persons who will receive awards, the number of shares of our common stock, units, or share appreciation rights, which we refer to as SARs, to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2005 Plan and its administration, to interpret and construe the 2005 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2005 Plan. Within the limits of the 2005 Plan, the Committee may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel or renew them. In addition, the Committee may buy-out options or SARs, subject to certain conditions may terminate and cancel options or SARs in exchange for a commitment to issue options or SARs after more than six months or, subject to stockholder approval or under certain circumstances, reduce the exercise price for outstanding options or SARs.
      The 2005 Plan provides that we and our affiliates will indemnify members of the Committee and their delegates against any claims, liabilities, or costs arising from the good faith performance of their duties under the 2005 Plan. The 2005 Plan releases these individuals from liability for good faith actions associated with the 2005 Plan’s administration.
      Our external manager, officers, directors, employees and other persons or entities that provide services to us, including employees of our external manager or its affiliates are eligible to participate in the 2005 plan. The Committee may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, and may grant all other awards to eligible persons.
      Options granted under the 2005 Plan provide participants with the right to purchase shares of our common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, which we refer to as Non-ISOs. The 2005 Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000, based upon the fair market value of the shares of our common stock on the option grant date.
      A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.
      The exercise price of Non-ISOs may not be less than 75% of the fair market value on the grant date of the shares of our common stock subject to the award, and the exercise price of SARs may not be less than 75% of the fair market value on the grant date of the shares subject to the award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of our common stock subject to the award for participants who own more than ten percent of our shares of common stock on the grant date. For ISOs granted to other participants and for options intended to be exempt from Internal Revenue Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares of common stock on the grant date.
      To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or combination of them: cash or check in U.S. dollars, certain shares of our common stock, cashless exercise under a program the Committee approves and surrender of restricted stock, restricted stock units, SARs or deferred stock units.
      The term over which participants may exercise options and SARs may not exceed ten years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock.
      Under the 2005 Plan, no participant other than our external manager may receive options and SARs that relate to more than 100,000 shares of our common stock per calendar year and our external manager may not receive options or SARs that relate to more than 1,000,000 shares of our common stock per calendar year.
      Under the 2005 Plan, the Committee may grant restricted stock that are forfeitable until certain vesting requirements are met, may grant restricted stock units which represent the right to receive shares of our common stock after certain vesting requirements are met, and may grant unrestricted stock as to which the participant’s interest is immediately vested. For restricted awards, the 2005 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested. Unless otherwise provided in an award agreement, recipients of restricted stock will be entitled to the dividends declared and paid on the underlying stock and recipients of restricted stock units will be entitled to cash payments equal to the amount of the dividends otherwise payable if the shares underlying the restricted stock units were outstanding. The 2005 Plan provides for unrestricted stock that vests in full upon the date of a grant or other date determined by the Committee. The 2005 Plan also provides for deferred stock units in order to permit certain directors, officers, consultants or select members of management to defer their receipt of compensation payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and restricted stock units. Deferred stock units represent a future right to receive shares of our common stock.
      If an award agreement does not provide for earlier payment of dividends, whenever shares of our common stock are released pursuant to these awards, the participant will be entitled to receive additional shares of our common stock that reflect any stock dividends that our stockholders received between the date of the award and issuance or release of the shares of our common stock. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to our stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to our stockholders until paid in cash when the shares of our common stock to which they relate are either released from restrictions in the case of restricted stock or issued in the case of restricted stock units.
      The 2005 Plan authorizes the Committee to grant performance-based awards in the form of performance units that the Committee may, or may not, designate as “performance compensation awards” that are intended to be exempt from Internal Revenue Code Section 162(m) limitations. In either case, performance units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance units are payable in shares of common stock, cash, or some combination of the two; subject to an individual participant limit for participants, other than our external manager, of $500,000 and 100,000 shares of our common stock per performance period. The participant limit for our external manager is 1,000,000 shares of our common stock and $500,000 per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year.
      With respect to performance compensation awards, the 2005 Plan requires that the Committee specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Internal Revenue Code Section 162(m).
      Under the 2005 Plan, the possible performance measures for performance compensation awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments, in total or on a per share basis; basic or adjusted net income; basic or adjusted funds from operations or cash flow; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of our common stock; total stockholder return; total assets; growth in assets on new origination of assets; equity market capitalization; assets under management; and mergers, acquisitions and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the Committee and, if so determined by the Committee, and in the case of a performance compensation award, to the extent permitted under Internal Revenue Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.
      As a condition to the issuance of shares of our common stock pursuant to awards, the 2005 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.

      Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for directors, officers, a select group of management or highly compensated employees and with respect to awards to our external manager, which are transferable to employees of our external manager or its affiliates that provide services to us.
      The Committee will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2005 Plan but as to which no awards have yet been granted or that have been returned to the 2005 Plan upon cancellation, forfeiture or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the 2005 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2005 Plan.
      In addition, in the event or in anticipation of a change in control, as defined in the 2005 Plan, the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award provides otherwise, take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of awards for any period, and may provide for termination of unexercised options and SARs at the end of that period, so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.
      Notwithstanding the above, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the 2005 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested, and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination.
      In the event of any distribution to our stockholders of securities of any other entity or other assets, other than dividends payable in cash or our stock, without receipt of consideration by us, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of our board of directors to exercise any discretion that the board of directors may exercise in the case of a change in control.

      The term of the 2005 Plan is ten years from the date of approval by our board of directors. Our board of directors may from time to time, amend, alter, suspend, discontinue or terminate the 2005 Plan; provided that no amendment, suspension or termination of the 2005 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the Committee. An amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the 2005 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the Committee may amend the 2005 plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.
Restricted Stock and Option Grant
      On March 15, 2005, we issued to our external manager 84,000 shares of restricted stock and granted to our external manager options to purchase 126,000 shares of our common stock, with an exercise price equal to $25 per share, representing in the aggregate approximately 0.8% of the outstanding shares of our common stock as of the date of this proxy statement on a fully-diluted basis. The forfeiture restrictions with respect to 27,996 of such shares of restricted stock have lapsed and options to purchase 41,995 of such shares have vested and the remainder of such restricted stock and options will vest or become exercisable in two more equal annual installments. In the event of the forfeiture of such restricted stock or options, such restricted stock or options, as the case may be, will revert to our external manager. Our external manager has the right in its discretion to allocate, and has allocated, these shares and options to certain of its officers and employees, certain of our directors and other individuals associated with Hyperion Brookfield Asset Management, Inc. or Brookfield Asset Management Inc. and their respective affiliates who provide services to us. We believe this investment provides an incentive for our external manager to operate our company with a view towards maximizing returns to our stockholders. On March 15, 2005, we issued to three of our independent directors an aggregate of 3,500 shares of restricted stock, which shares vested on the respective date of issuance. On March 15, 2006, we issued to one of our independent directors and one of our executive officers an aggregate of 32,000 shares of restricted stock, and the forfeiture restrictions with respect to 666 of those shares immediately vested, and we granted to one of our independent directors options to purchase 4,000 shares of our common stock, of which options to purchase 1,333 shares immediately vested.

Summary Compensation Table
      The following table sets forth information regarding the base compensation awarded to our chief executive officer and each of our other four most highly compensated executive officers with respect to the fiscal year ended December 31, 2005:

					Long-Term Compensation

		Annual Compensation Awards(1)							Payouts

Name and Principal	Year	Salary	Bonuses	Other Annual	Restricted		Securities		LTIP	All Other
Position	($)	($)	($)	Compensation	Stock		Underlying		Payouts	Compensation
				($)	Award(s)		Options/SARs		($)	($)
					($)		(#)

Clifford E. Lai Chief Executive Officer, President and Director	2005	—	—	—	500,000	(2)	9,000	(3)	—	—

John J. Feeney, Jr. Executive Vice President and Secretary	2005	—	—	—	500,000	(2)	3,000	(3)	—	—

John H. Dolan Chief Investment Officer	2005	—	—	—	500,000	(2)	3,000	(3)	—	—

Barry L. Sunshine Chief Financial Officer	2005	—	—	—	0	(4)	26,000	(5)	—	—

(1)	The awards reported were granted pursuant to the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan.
(2)	As of December 31, 2005, such person held 20,000 shares of restricted common stock, of which 6,667 shares vested on March 15, 2006 and of which the remaining shares will vest in equal annual installments beginning on March 15, 2007. We pay dividends on all outstanding shares of restricted stock.
(3)	The stock options began vesting in three equal annual installments on March 15, 2006 and, accordingly, a third of the stock options are currently vested.
(4)	Mr. Sunshine was not granted any restricted stock awards pursuant to the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan until the fiscal year ended December 31, 2006.
(5)	The stock options began vesting in three equal annual installments on September 1, 2006 and, accordingly, a third of the stock options are currently vested.
Option/ SAR Grants Table
      The following table sets forth the options/stock appreciation rights, or SARs, granted with respect to the fiscal year ended December 31, 2005, to our named executive officers:

					Potential Realizable Value
					At Assumed Annual Rates
	Number Of	Percent Of Total			Of Stock Price
	Securities	Options/SARs			Appreciation For Option
	Underlying	Granted To	Exercise Of		Term ($)(4)
	Options/SARs	Employees In	Base Price	Expiration
Name	Granted (#)	Fiscal Year(2)	($)(3)	Date	5%	10%

Clifford E. Lai	9,000 (1)	22%	$25.00	March 15, 2015	$141,480	$358,560
John J. Feeney, Jr.	3,000 (1)	7%	$25.00	March 15, 2015	$47,160	$119,520
John H. Dolan	3,000 (1)	7%	$25.00	March 15, 2015	$47,160	$119,520
Barry L. Sunshine	26,000 (5)	64%	$25.00	March 15, 2015	$408,720	$1,035,840

(1)	The stock options began vesting in three equal annual installments on March 15, 2006 and, accordingly, a third of the stock options are currently vested.
(2)	We are externally managed and, thus, do not have employees. Accordingly, the percentages reported are based on the total number of stock options granted to our executive officers only during the fiscal year ended December 31, 2005.
(3)	The exercise price for the options was based on the market price of the common stock on the date the options were granted.
(4)	In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains, or “option spreads” from the exercise price, that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an actual increase in the price of the common stock.
(5)	The stock options began vesting in three equal annual installments on September 1, 2006 and, accordingly, a third of the stock options are currently vested.

Aggregated Option/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Value Table
      As of December 31, 2005, no options to purchase shares of common stock had been exercised.
2005 Long-Term Incentive Plan Awards Table
      The following table provides information with respect to long term incentive plan awards made to the four named executive officers in 2005.

Long Term Incentive Plans — Awards in Last Fiscal Year

	Number of			Estimated Future Payouts under
	Shares, Units		Performance or	Non-Stock Price-Based Plans(1)
	or Other		Other Period Until
Name	Rights		Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)

Clifford E. Lai	20,000	(2)	3/15/06 — 3/15/08	n/a	n/a	n/a
Clifford E. Lai	9,000	(3)	3/15/06 — 3/15/15	n/a	n/a	n/a
John J. Feeney, Jr.	20,000	(2)	3/15/06 — 3/15/08	n/a	n/a	n/a
John J. Feeney, Jr.	3,000	(3)	3/15/06 — 3/15/15	n/a	n/a	n/a
John H. Dolan	20,000	(2)	3/15/06 — 3/15/08	n/a	n/a	n/a
John H. Dolan	3,000	(3)	3/15/06 — 3/15/15	n/a	n/a	n/a
Barry L. Sunshine	26,000	(4)	9/1/06 — 3/15/15	n/a	n/a	n/a

(1)	The payouts relating to the awards granted under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan are based on the price of the shares of common stock.
(2)	The forfeiture restriction on these shares began to lapse in three equal annual installments on March 15, 2006 and, accordingly, the forfeiture restriction with respect to 6,666 of these shares has currently lapsed. The forfeiture restriction with respect to the remaining 13,334 shares of restricted stock will lapse in equal annual installments beginning on March 15, 2007.
(3)	The stock options began vesting in three equal annual installments on March 15, 2006 and, accordingly, a third of the stock options are currently vested. The remaining two thirds of the stock options will vest in equal annual installments beginning on March 15, 2007.
(4)	The stock options began vesting in three equal annual installments on September 1, 2006 and, accordingly, a third of the stock options are currently vested. The remaining two thirds of the stock options will vest in equal annual installments beginning on September 1, 2007.

Equity Compensation Plan Information
      The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2006:

	Number of Securities		Number of Securities
	to Be Issued upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding options,	Outstanding Options,	under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans
Plan category	(#)(1)	($)	(#)(2)

Equity Compensation Plans Approved by Stockholders	130,000	25.00	1,499,250
Equity Compensation Plans Not Approved by Stockholders(3)	—	—	—

Total	130,000	25.00	1,499,250

(1)	There are no outstanding warrants or rights.

(2)	Amounts exclude any securities to be issued upon exercise of outstanding options. Includes 9,876 shares of common stock to be issued in respect of deferred stock units and restricted stock units issued to certain of our independent directors.

(3)	We do not have any equity compensation plans that have not been approved by stockholders.
     The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2005:

	Number of Securities		Number of Securities
	to Be Issued upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding options,	Outstanding Options,	under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans
Plan category	(#)(1)	($)	(#)(2)

Equity Compensation Plans Approved by Stockholders	126,000	25.00	1,526,500
Equity Compensation Plans Not Approved by Stockholders(3)	—	—	—

Total	126,000	25.00	1,526,500

(1)	There are no outstanding warrants or rights.

(2)	Amounts exclude any securities to be issued upon exercise of outstanding options.

(3)	We do not have any equity compensation plans that have not been approved by stockholders.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.
      Based solely on our review of Forms 3 and 4 available to us and other information obtained from our directors and officers and certain 10% stockholders or otherwise available to us, we believe that no director, officer or beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 2005, except as set forth below. Due to an administrative oversight, a Form 3 report was filed one day late by each of Messrs. Robertson, Drake, Hansen, Lai, Salvatore, Feeney, Dolan and Sunshine and Ms. Graham and four days late by Mr. Paulsen.

REPORT ON EXECUTIVE COMPENSATION*
Introduction
      Our compensation committee administers our compensation programs. Our compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, determining and approving the chief executive officer’s compensation level based on this evaluation. Our compensation committee also is responsible for overseeing the compensation of the directors and our external manager, including plans and programs relating to incentive compensation, equity-based awards and other benefits and perquisites. Each member of our compensation committee is independent under the New York Stock Exchange listing requirements. The compensation committee’s function is more fully described in its charter which has been approved by our board of directors. The charter can be viewed, together with any future changes that may occur, on our website at http://ir.crystalriverreit.com/governance.cfm.
Compensation for 2005
      Because our management agreement with our external manager provides that our external manager assumes principal responsibility for managing our affairs, our executive officers do not receive cash compensation from us for serving as our executive officers. However, in their capacities as officers of our external manager or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our external manager under the management agreement.
      Our compensation committee has reviewed the performance of our external manager and has determined that the compensation and fees payable to it are consistent with our goals and objectives. Since our compensation committee initially was formed in September 2005, our compensation committee has approved the restricted shares and options to purchase shares of our common stock, deferred stock units and restricted stock units that have been granted to our directors and executive officers, as the case may be, since that date.
Compensation Committee
William Paulsen (chairman)
Rodman Drake
Janet Graham
Harald Hansen
Louis Salvatore

*	The material in this report is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

PERFORMANCE GRAPH*
      The following graph compares the cumulative total stockholder return on our common stock from July 28, 2006, the day our common stock commenced trading on the NYSE, through September 30, 2006 with (i) the cumulative total return on the Standard & Poor’s 500 Composite Stock Price Index and (ii) the cumulative total return on the Bloomberg Mortgage REIT Index for the same period. This graph assumes that $100 was invested on July 28, 2006 in us and each of the market indices and that all cash distributions were reinvested. Our common stock price performance shown on the graph is not necessarily indicative of future investment performance.

	7/28/2006	9/30/2006

Crystal River Capital (CRZ)	$100.00	$101.87
Standard & Poor’s 500 Stock Index	$100.00	$106.14
Bloomberg Mortgage REIT Index	$100.00	$103.15

*	The price performance comparison information in the table is not “solicitation material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      As of October 4, 2006, there were a total of 25,019,500 shares of our common stock issued and outstanding. The following table sets forth as of October 4, 2006, certain information with respect to the beneficial ownership of our common stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock,

•	each director, director nominee and named executive officer currently employed by us, and

•	all of our directors and executive officers as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner**	Beneficial Ownership (#)(1)	Class (%)(2)

Omega Advisors, Inc.(3)	1,400,000	5.6%
Bruce Robertson(4)	6,666	*
John Dolan(5)(6)	41,000	*
Rodman Drake(7)(8)(9)	10,933	*
John J. Feeney, Jr.(5)(6)	41,000	*
Janet Graham(7)	2,000	*
Harald Hansen(8)(10)	2,733	*
Clifford Lai(5)(11)	57,000	*
William Paulsen(12)	10,000	*
Louis Salvatore(13)	—	*
Barry Sunshine(14)	38,666	*
All executive officers and directors as a group (10 persons)(15)	209,998	*

*	Represents less than 1%.

**	The address for Hyperion Brookfield Asset Management, Inc. is Three World Financial Center, 200 Vesey Street, Tenth Floor, New York, New York 10281-1010. The address for all executive officers and directors and Hyperion Brookfield Crystal River Capital Advisors, LLC is c/o Hyperion Brookfield Asset Management, Inc., Three World Financial Center, 200 Vesey Street, Tenth Floor, New York, New York 10281-1010.

(1)	The number of shares are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2)	Does not reflect 130,000 shares of common stock reserved for issuance upon exercise of options previously granted or 1,499,250 shares of common stock available for future issuance under our 2005 Plan (which includes 10,160 shares to be issued in respect of deferred stock units and restricted stock units issued to certain of our independent directors).

(3)	The address for Omega Advisors, Inc. is 88 Pine Street, 31st Floor, New York, NY 10005. Omega Advisors, Inc. (“Omega”) advises us of the following: Omega is the investment adviser to each of Omega Capital Partners, L.P., Omega Equity Investors, L.P., Omega Capital Investors, L.P., Beta Equities, Inc., The Ministers and Missionaries Benefit Board of American Baptist Churches, GS&Co Profit Sharing Master Trust and Presidential Life Corporation (collectively, the “Omega Funds”). Pursuant to an advisory contract with each of the Omega Funds, Omega has investment and voting discretion over the securities beneficially owned by the Omega Funds. Leon G. Cooperman, the beneficial owner of Omega, may be deemed to be the beneficial owner of the shares held by the Omega Funds. However, Omega has no direct economic interest in the securities owned by the Omega Funds. Each of the Omega Funds is a separate entity for tax and accounting purposes. Each of the Omega Funds has its own assets, liabilities and shareholders or equityholders, as applicable. Omega further advises us that each of the Omega Funds is not a registered broker-dealer and that to the best of Omega’s knowledge, each of the Omega Funds does not currently own our securities, other than those being registered hereby. The amount of securities shown excludes 40,000 shares purchased on behalf of The Leon and Toby Cooperman Family Foundation by its trustee, Leon G. Cooperman. Leon G. Cooperman may be deemed to be the beneficial owner of the shares held by the foundation.

(4)	Excludes options to purchase 13,334 shares of common stock that have not vested and will not vest within 60 days of the date of this proxy statement.

(5)	Includes 13,334 shares of restricted common stock that have not vested and will not vest within 60 days of the date of this proxy statement.

(6)	Excludes options to purchase 2,000 shares of common stock that have not vested and will not vest within 60 days of the date of this proxy statement.

(7)	Includes 1,334 shares of restricted common stock that have not vested and will not vest within 60 days of the date of this proxy statement.

(8)	Excludes options to purchase 2,667 shares of common stock that have not vested and will not vest within 60 days of the date of this proxy statement.

(9)	Excludes 1,043 shares issuable in respect of deferred stock units owned by such person. Includes 1,200 shares of common stock owned by Leland R. Drake Marital Trust. Mr. Drake has no pecuniary interest in such shares.

(10)	Excludes 2,244 shares issuable in respect of deferred stock units and restricted stock units owned by such person. 1,334 shares issuable in respect of restricted stock units have not vested and will not vest within 60 days of the date of this proxy statement.

(11)	Excludes options to purchase 6,000 shares of common stock that have not vested and will not vest within 60 days of the date of this proxy statement.

(12)	Includes 10,000 shares owned by the Paulsen Foundation, for which Mr. Paulsen serves as the president. Mr. Paulsen has no pecuniary interest in such shares. Excludes 3,288 shares issuable in respect of deferred stock units and restricted stock units owned by such person. 1,334 shares issuable in respect of restricted stock units have not vested and will not vest within 60 days of the date of this proxy statement.

(13)	Excludes 3,585 shares issuable in respect of deferred stock units and restricted stock units owned by such person. 1,334 shares issuable in respect of restricted stock units have not vested and will not vest within 60 days of the date of this proxy statement.

(14)	Includes 30,000 shares of restricted common stock that have not vested and will not vest within 60 days of the date of this proxy statement. Excludes options to purchase 17,334 shares of common stock that have not vested and will not vest within 60 days of the date of this proxy statement.

(15)	Excludes a total of 1,800,000 shares of common stock, representing 7.2% of our common stock outstanding as of the date of this proxy statement, owned by affiliates of Brookfield Asset Management, Inc. (“Brookfield”) for which our executive officers and directors associated with affiliates of Brookfield disclaim beneficial ownership. The shares for which beneficial ownership is disclaimed include 800,000 shares owned by Imagine Insurance Company Limited and 1,000,000 shares owned by Brascan (U.S.) Corporation. Imagine Insurance Company Limited and Brascan (U.S.) Corporation each disclaim beneficial ownership of the shares owned by each other.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Our related parties include our directors and executive officers as well as our external manager, Hyperion Brookfield Asset Management, Inc. and Brookfield Asset Management Inc. Upon completion of our March 2005 private offering, we entered into a management agreement with our external manager, pursuant to which it provides for the day-to-day management of our operations. The management agreement requires our external manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our chairman of the board, president and chief executive officer, chief investment officer, chief financial officer and executive vice president also serve as officers and/or directors of our external manager, Hyperion Brookfield Asset Management, Inc. and/or Brookfield Asset Management Inc. As a result, the management agreement between us and our external manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Executive Compensation — The Management Agreement.”
      Prior to the completion of our March 2005 private offering, we and our external manager entered into sub-advisory agreements with a subsidiary of Brookfield Asset Management Inc. and with Ranieri & Co., Inc. pursuant to which the sub-advisors provide advisory services to us in conjunction with Hyperion Brookfield Crystal River Capital Advisors, LLC’s service to us as external manager. In 2006, we terminated our sub-advisory agreement with the Brookfield subsidiary and replaced it with a sub-advisory agreement with Brookfield Crystal River Capital L.P. In addition, we may from time to time acquire properties from Hyperion Brookfield Asset Management, Inc., Brookfield Crystal River Capital L.P. and their respective affiliates. We will not engage in transactions with Hyperion Brookfield Asset Management, Inc. or its affiliates without the approval in advance of a majority of our independent directors. With respect to the acquisition or disposition of all investments recommended by Brookfield Crystal River Capital L.P., in the absence of available market prices, the transaction price for any transaction will be based on an independent third party valuation of the investment to be acquired or disposed, and all transactions must be approved in advance by our board of directors and by a majority of our independent directors.
      In our March 2005 private offering, Imagine Insurance Company Limited, an indirect subsidiary of Brookfield Asset Management Inc., purchased 800,000 shares, or 3.2% (assuming all outstanding options have vested and are exercised), of our common stock outstanding as of the date of this proxy statement and certain of our executive officers, directors and members of our strategic advisory committee, and certain executive officers of our external manager and Hyperion Brookfield Asset Management, Inc. that provide services to us collectively purchased 183,800 shares, or 0.7% (assuming all outstanding options have vested and are exercised), of our common stock outstanding as of the date of this proxy statement. In addition, upon completion of our March 2005 private offering, we issued to our external manager, and it subsequently transferred to directors, officers and employees of Hyperion Brookfield Asset Management, Inc. and its affiliates, 84,000 shares of restricted stock and options to purchase 126,000 shares of our common stock with an exercise price of $25.00 per share, representing in the aggregate approximately 0.8% of the outstanding shares of our common stock as of the date of this proxy statement, assuming all outstanding options have vested and are exercised. In our 2006 initial public offering, Brascan (U.S.) Corporation, an indirect subsidiary of Brookfield Asset Management Inc., purchased 1,000,000 shares, or 4.0% (assuming all outstanding options have vested and are exercised), of our common stock as of the date of this proxy statement. As of the date of this proxy statement, Hyperion Brookfield Asset Management, Inc., Brookfield Asset Management Inc., our external manager and their respective affiliates and employees who provide services to us, including our executive officers and certain of our directors, as well as our independent directors, collectively own 2,015,800 shares of our common stock, representing 8.4% of our outstanding shares of common stock, and have options to purchase an additional 130,000 shares of our common stock representing an additional 0.5% of our outstanding shares of common stock, in each case, assuming all outstanding options have vested and are exercised.
      The base management fee incurred for the period March 15, 2005 (commencement of operations) to December 31, 2005 and for the six months ended June 30, 2006 was approximately $4.8 million and $2.8 million, respectively. Amortization expense for those periods totaling approximately $0.6 million and $0.5 million, respectively, related to the restricted stock and options granted to our external manager was included in management fee expense to related party in our consolidated statement of operations. Our external manager did not earn an incentive fee for the period March 15, 2005 (commencement of operations) to December 31, 2005 or for the six months ended June 30, 2006. Our Manager has waived its right to request reimbursement from us of third-party expenses that it incurs through December 31, 2006.
      In August 2005, we borrowed $35.0 million from Trilon International Inc. (Barbados), or Trilon, an affiliate of our Manager, for ninety days. The note bore interest at the rate of 5.1% per annum and matured on November 15, 2005. In November 2005, we extended the note until February 15, 2006 at an interest rate of 5.59%. The loan was repaid in February 2006. The loan from Trilon was incurred to finance our investment in the Forbes Trinchera Ranch loan. Trilon was selected as the financing source because it agreed to finance 100% of the investment on terms that were more favorable to us than we were able to obtain from an unrelated third-party lender. The Trilon loan was unsecured and bore interest at a lower rate than other unsecured loan bids that we were able to obtain. We financed the Forbes Trinchera Ranch loan in a manner consistent with our investment and leverage strategy. In December 2005, we entered into a master repurchase agreement with Trilon and borrowed approximately $16.4 million under that agreement, together with cash on hand, to repay the Trilon note. We pledged the Atlas loan against such borrowing.
      In addition, during 2005 and 2006, we made the following investments that were sourced by related parties, each of which, consistent with our policies, was determined by our board of directors to be on terms no less favorable than can be obtained on an arm’s length basis from unrelated third parties based on prevailing market prices, other reliable indicators of fair market value or an independent valuation or appraisal and each of which was approved in advance by a majority of our independent directors:
      In April 2005, we made a $6.0 million mezzanine loan to Mile High Center Investments, LLC that bears interest at LIBOR plus 550 basis points per annum, which was sourced by Hyperion GMAC Capital Advisors, LLC (Hyperion GMAC). We paid customary origination fees to GMAC Commercial Mortgage in connection with the sourcing of this investment.
      In June 2005, we purchased $53.9 million principal amount of CMBS in GMACC 2005-C1, which was sourced by Hyperion GMAC, for $29.1 million. We did not pay any origination fees to Hyperion GMAC in connection with the sourcing of this investment.
      In June 2005, we purchased a $14.6 million interest in a loan to Birchwood Acres, LLC, that is secured by The Harmony development project in Osceola County, FL, and was sourced by Hyperion GMAC and Ranieri & Co. As of June 30, 2006, we had funded $13.8 million of our commitment. We paid customary origination fees to Franklin Bank, for which Lewis Ranieri serves as chairman of the board of directors, in connection with the sourcing of this investment.
      In June 2005, we made a $1.6 million construction mezzanine loan that bears interest at 16.0% per annum to Westover Cambridge Condominiums, Portland, OR, which was sourced by Hyperion GMAC. We paid customary origination fees to GMAC Commercial Mortgage in connection with the sourcing of this investment. Our total commitment under this loan is $9.5 million. As of June 30, 2006, we had funded $7.1 million of our commitment.

      In August 2005, we purchased $87.5 million principal amount of CMBS in Comm 2005-C6, which was sourced by Hyperion GMAC. We did not pay any origination fees to Hyperion GMAC in connection with the sourcing of this investment.
      In August 2005, we made a $50.0 million loan that bears interest at LIBOR plus 250 basis points per annum to the Forbes Trinchera Ranch, which was sourced by Ranieri & Co. We did not pay any origination fees to Ranieri & Co. in connection with the sourcing of this investment. In September 2005, we sold a $13.0 million participation in the loan to two third parties.
      In November 2005, we purchased the preferred equity piece of Millerton ABS CDO for approximately $2.4 million, which was sourced by Hyperion Brookfield. The preferred equity piece is subordinated to all the debt securities of Millerton ABS CDO and it is not entitled to any distributions from Millerton ABS CDO until all payments have been made to holders of debt securities issued by Millerton ABS CDO and all expenses of Millerton ABS CDO have been paid. We did not pay any origination fees to Hyperion Brookfield in connection with the sourcing of this investment.
      In December 2005, we made a $17.3 million loan that bears interest at 6.09% per annum, in the form of a senior term loan, to Atlas Cold Storage Limited, which was sourced by Brookfield. We did not pay any origination fees to Brookfield in connection with the sourcing of this investment.
      In December 2005, we made a $43.0 million whole loan that bears interest at 5.42% per annum to Highvale Coal Limited, which was sourced by Brookfield. We did not pay any origination fees to Brookfield in connection with the sourcing of this investment.
      In February 2006, we purchased the preferred equity piece of Millerton II High Grade ABS CDO for approximately $2.5 million, which was sourced by Hyperion Brookfield. The preferred equity piece is subordinated to all the debt securities of Millerton II High Grade ABS CDO and it is not entitled to any distributions from Millerton II High Grade ABS CDO until all payments have been made to holders of debt securities issued by Millerton II High Grade ABS CDO and all expenses of Millerton II High Grade ABS CDO have been paid. We did not pay any origination fees to Hyperion Brookfield in connection with the sourcing of this investment.
      As of the date of this proxy statement, we were party to two repurchase agreements with Trilon that generated net proceeds of approximately $57.2 million, and were collateralized by security interests in certain of our real estate loans. The term of the agreements are from the funding date of September 28, 2006 to the repurchase date of October 28, 2006, and interest will accrue daily based on a 360-day year at a rate of one month LIBOR plus 0.30%.
      Except with respect to the management agreement with our external manager described above, we believe that the terms of the foregoing transactions are no less favorable than could be obtained by us from unrelated parties on an arm’s-length basis.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS
Description of Proposal
      Our board of directors has appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006, and has further directed that the appointment of such independent auditors be submitted for ratification by the stockholders at the annual meeting. We have been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.
      Stockholder ratification of the appointment of Ernst & Young LLP as our independent auditors is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in our and our stockholders’ best interests.
Principal Accounting Firm Fees
      Aggregate fees we incurred in connection with services rendered by our independent auditors, Ernst & Young LLP, for the fiscal year ended December 31, 2005 are as follows:

Fiscal Year Ended
December 31, 2005

Audit fees(1)	$1,852,882
Audit-related fees(2)	2,000

Total audit and audit-related fees	$1,854,882
Tax fees(3)	—
All other fees	—

Total	$1,854,882

(1)	Audit fees include amounts related to financial statement audit work for June 30, 2005 and December 31, 2005, quarterly financial statement reviews and the filing of registration statements with the Securities and Exchange Commission in connection with our initial public offering.

(2)	The audit-related fees include amounts related to a subscription that provides access to accounting and SEC publications.

(3)	Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance and preparation and review of federal, state and local tax returns and tax fees related to REIT tax matters. We incurred no such tax fees in 2005.
     The audit committee of the board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence as our independent auditor.

Audit Committee Pre-Approval Policy
      In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
      The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.
      Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee by both management and the independent accountants, and must include a detailed description of the services to be provided and a joint statement confirming that the provision of the proposed services does not impair the independence of the independent accountants.
      The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent accountants.
Vote Required; Recommendation
      The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Ernst & Young LLP as our independent auditors. Our board of directors unanimously recommends that you vote FOR the ratification of Ernst & Young LLP as our independent auditors.

OTHER MATTERS
      Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.
STOCKHOLDER PROPOSALS
      If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2007 annual meeting of stockholders, you must submit the proposal to our secretary no later than 120 days before the first anniversary of the date we mailed this proxy statement (which would be June 8, 2007), or if the meeting date is moved, a reasonable time period prior to our printing and mailing materials for our 2007 annual meeting. In addition, if you desire to bring business (including director nominations) before our 2007 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our secretary no earlier than the 150th day (which would be May 9, 2007) and no later than 5:00 p.m. eastern time on the 120th day (which would be June 8, 2007) prior to the first anniversary of the date we mailed this proxy statement; provided; however, that in the event that the date of the 2007 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2006 annual meeting, notice must be delivered no earlier than the 150th day prior to the date of the 2007 meeting and no later than 5:00 p.m. eastern time on the later of the 120th day prior to the date of the 2007 annual meeting or the tenth day after our initial announcement of the date of the 2007 annual meeting. For additional requirements, stockholders should refer to our bylaws, article II, section 11, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a current copy of which may be obtained from our secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the meeting, regardless of any earlier notice provided in accordance with Rule 14a-8.

ANNEX A
CRYSTAL RIVER CAPITAL, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PURPOSE
      The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the Company’s financial reporting and the audits of the financial statements of the Company. The Committee’s purpose is to:

•	Assist the Board’s oversight of:

•	The integrity of the Company’s financial statements and internal controls;

•	The Company’s compliance with legal and regulatory requirements;

•	The Company’s overall risk management profile;

•	The independent auditors’ qualifications and independence; and

•	The performance of the Company’s internal audit function and independent auditors.

•	Prepare the report of the Committee required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual meeting proxy statement.
MEMBERSHIP
      The Committee shall be comprised of not less than three members of the Board. Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. The Board shall designate a chairperson of the Committee. All members of the Committee shall meet the independence criteria and have the qualifications set forth in the listing standards of the New York Stock Exchange (the “NYSE”) and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).
      Accordingly, all of the members of the Committee shall be directors:

•	Who do not accept any direct or indirect consulting, advisory or compensatory fee from the Company other than for board service or in respect of retirement or deferred compensation for prior service, who are not “affiliated persons” within the meaning of Rule 10A-3 under the Exchange Act and who otherwise satisfy the independence criteria set forth in the NYSE listing standards; and

•	Who are financially literate (i.e. have the ability to read and understand fundamental financial statements as determined by the Board).
      At least one member of the Committee shall qualify as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act (which the Board may presume satisfies the NYSE listing standard that one member have accounting or related financial management expertise).
      Committee members shall not serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such service will not impair the member’s ability to serve on the Committee.

DUTIES AND RESPONSIBILITIES
      The Committee’s responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements.
      To carry out its oversight responsibility, the Committee shall undertake the activities set forth below. These activities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Independent Auditors and Audit Process

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to appoint, retain (or nominate for shareholder ratification), oversee, evaluate and, where appropriate, replace the independent auditors.

•	The independent auditors shall report directly to the Committee.

•	The Committee shall evaluate at least annually the experience, qualifications and performance of the lead partner and the senior members of the independent auditors’ engagement team.

•	The Committee shall review and approve the scope of the audit services outlined in the independent auditors’ annual engagement letter.

•	The Committee shall review the scope of the annual audit outlined by the independent auditors and their proposed audit plan and procedures.

•	The Committee shall review with the independent auditors any problems, difficulties or disputes the auditors may have encountered in the course of the audit work or otherwise and any management letter provided by the auditors and the Company’s response to that letter.

•	At least annually, receive and review a report by the independent auditors describing:

•	the independent auditors’ internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; and

•	any steps taken to deal with any such issues.

•	The Committee shall review any report of the independent auditors under Section 10A(k) of the Exchange Act relating to:

•	Critical accounting policies and practices to be used;

•	Alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditors; and

•	Other material written communications between the independent auditors and management, such as a management letter or schedule of unadjusted differences.

•	The Committee shall

•	Request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

•	Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence;

•	Pre-approve all audit services and permissible non-audit services to be provided by the independent auditors in accordance with policies adopted by the Committee;

•	Ensure that the independent auditors do not perform any non-audit services that are prohibited by law or regulation;

•	Establish clear hiring policies for employees or former employees of the independent auditors; and

•	Ensure the rotation of the independent auditors lead and concurring audit partner every five years and other audit partners every seven years.

Financial Statements

•	The Committee shall discuss with management and the independent auditors the annual audited financial statements to be included in the Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and the quarterly financial statements to be included in the Quarterly Reports on Form 10-Q, including the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committees, as well as the disclosures contained under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the Company’s filing of the Form 10-K and Form 10-Q reports. The Committee shall determine whether to recommend inclusion of these financial statements in these reports.

•	The Committee shall review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies. The discussions need not occur in advance of each release or provision of guidance.

•	The Committee shall consider major changes and other major questions of choice respecting the appropriate accounting principles, estimates and practices to be applied in the preparation of the Company’s financial statements.

•	The Committee shall review material pending legal proceedings involving the Company and consider other contingent liabilities, as well as other risks and exposures, that may have a material impact on the financial statements.

•	The Committee shall review the Company’s policies with respect to risk assessment and risk management.

•	The Committee shall review with management and the independent auditors the financial statement effects of pending regulatory and accounting initiatives.

•	The Committee shall review the impact of off-balance sheet structures on the Company’s financial statements.

•	The Committee shall review any significant disputes between management and the independent auditors that arose in connection with the preparation of the Company’s financial statements.

Internal Controls

•	The Committee shall consider the quality and adequacy of the Company’s internal controls.

•	The Committee shall review the adequacy of the Company’s internal audit function and shall approve the engagement of any outsourced service provider.

•	The Committee shall review with the CEO and CFO the content of the certifications to be included in Form 10-K and 10-Q reports and certification process and related disclosures regarding disclosure controls and procedures and internal controls for financial reporting.

•	The Committee shall obtain reports from management, the internal audit service provider and the independent auditors concerning the Company’s compliance with applicable laws and regulations and compliance by directors, officers and employees with the Company’s Code of Business Conduct and Ethics and the Committee shall advise the Board with respect to policies and procedures regarding such compliance matters.

•	The Committee shall have the responsibility to establish procedures as required by Section 10A(m)(4) of the Exchange Act for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall oversee approval of related party transactions to confirm approval is consistent with Company agreements and policies.
      The Committee shall report regularly to the Board and shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.
MEETINGS
      The Committee shall meet as often as deemed necessary or appropriate in its judgment, generally at least four times each year, either in person or by phone. Any member of the Committee may call meetings of the Committee. The Committee shall meet with the independent auditors at least quarterly. The Committee shall meet on occasion with the independent auditors and internal audit staff outside the presence of senior management. The Committee shall report its recommendations to the Board after each Committee meeting.
PROCEDURES
      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority and sufficient funding to retain outside legal counsel, accountants or other experts as it determines necessary and appropriate to assist the Committee in carrying out its functions, without obtaining the approval of the Board or management.
PERFORMANCE EVALUATION
      The Committee shall prepare and provide to the Board an annual performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this charter and such other matters as the Committee may determine. The evaluation to the Board may take the form of an oral report by the Committee chairman or any other member of the Committee designated by the Committee to make the report, and shall be undertaken under the supervision of the Corporate Governance Committee in accordance with the Corporate Governance Guidelines adopted by the Board. The

Committee shall review and assess the adequacy of the Committee charter annually, propose any necessary changes to the Corporate Governance Committee for review and ultimate recommendation for approval to the Board.
LIMITATION OF AUDIT COMMITTEE’S ROLE
      While the Committee has the oversight responsibility set forth in this Charter, it does not have the duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In addition, the Committee recognizes that the Company’s management, internal audit staff and the independent auditors, devote more time to reviewing or analyzing the Company’s business and its operations and as a result, have more knowledge and detailed information concerning the Company than members of the Committee. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the quality or adequacy of the independent auditors’ work or performance.

ANNEX B
CRYSTAL RIVER CAPITAL, INC.
CODE OF BUSINESS CONDUCT AND ETHICS
Introduction
      Set forth herein is the Code of Business Conduct and Ethics (the ”Code”) adopted by Crystal River Capital, Inc. (the “Company”). This Code summarizes basic guiding principles and standards of conduct to guide all employees, directors and officers of the Company, Hyperion Brookfield Asset Management Inc. (“Hyperion Brookfield”), the parent of Hyperion Brookfield Crystal River Capital Advisors, LLC (or any successor manager, the ”Manager”, the Company’s external manager pursuant to a management agreement by and between the Company and the Manager), and its affiliates who are involved in the business and affairs of the Company, the Manager and the Company’s subsidiaries and controlled affiliates in meeting our goal to achieve the highest business and personal ethical standards as well as compliance with the laws and regulations that apply to our business. This Code covers a wide range of business practices and procedures, but it does not address every applicable law or respond to every ethical question or concern that may arise. All of the directors and officers of the Company and the employees of the Manager or its affiliates who are involved in the business and affairs of the Company (referred to as “covered directors, officers and employees”) must conduct themselves accordingly in every aspect of our business and seek to avoid even the appearance of wrongdoing or improper behavior. Our standard has been, and will continue to be, to advance the highest standards of ethical conduct. We expect the Company’s agents, consultants, contractors, suppliers and representatives to be guided by the principles and standards set forth in this Code.
      If you have questions regarding any of the goals, principles, or standards discussed or policies or procedures referred to in this Code or are in doubt about the best course of action to take in a particular situation, you should contact the Company’s Chief Executive Officer (the “Company’s CEO”), or follow the guidelines set forth in Section 16 of this Code.
      Every covered director, officer and employee has a duty to adhere to this Code and those who violate the standards in this Code will be subject to disciplinary action which may include suspension or dismissal and/or the reporting of violative conduct to appropriate regulatory and criminal authorities. If you are involved in a situation which you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 16 of this Code.
      We are committed to continuously reviewing and updating our policies and procedures. Therefore, this Code is subject to modification. This Code supercedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations concerning the subject matter of this Code to the extent they are inconsistent.
      Please sign the acknowledgment form attached hereto as Exhibit A, indicating that you have received, read, understand and agree to comply with this Code, and return the form as instructed. The signed acknowledgment form will be located in your personnel file. Each year, as part of the annual review process, persons covered by this Code will be asked to sign an acknowledgment indicating their continued understanding of and compliance with this Code. In addition, periodically, you may be asked to participate in seminars, training meetings and similar activities related to reinforcing your understanding of this Code and its applicability to the Company’s business.

1.	Compliance with Laws, Rules and Regulations
      Obeying the law, both in letter and in spirit, is the foundation on which this Company’s ethical standards are built. All covered directors, officers and employees must respect and obey the laws of the cities, states and countries in which we operate and the rules and regulations applicable to the Company’s business. Although not all such covered persons are expected to know the details of these laws, rules and regulations, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel who should consult with the Company’s CEO or General Counsel of the Manager as necessary or appropriate. Compliance with the law does not obviate the need to act with the highest honest and ethical standards.
      To promote compliance with laws, rules, regulations and the policies of the Company, including insider trading rules, other securities laws, and anti-discrimination and anti-harassment laws and policies, the Company has established various compliance policies and procedures and, where appropriate, may conduct information and training sessions.

2.	Conflicts of Interest
      A “conflict of interest” exists when a person’s personal private interest interferes in any way — or even appears to interfere in any way — with the interests of the Company. A conflict situation can arise when a covered director, officer or employee takes actions or has interests in connection with or as a result of a material transaction or relationship that may make it difficult for him or her or others to perform work or make decisions objectively and effectively in the Company’s interest. Conflicts of interest may also arise when a covered person, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Conflicts of interest, unless approved in accordance with this Code, as applicable, are prohibited as a matter of Company policy. Examples include the following:

(a)	Outside Activities
      The management agreement permits the Manager and its affiliates and the officers and employees of the Manager and its affiliates to engage in outside activities that may include rendering services to other persons, including investment in, or advisory services to others investing in, any type of real estate, real estate-related investments or non-real estate-related investments, including investments which meet the principal investment objectives of the Company, but as required by the Investment Advisors Act of 1940, the Manager and persons associated with Hyperion Brookfield, are subject to Hyperion Brookfield’s conflict of interest policy with respect to services the Manager provides to the Company.

(b)	Outside Directorships
      Conflicts of interest can arise from service as a director of any company that competes with the Company. Directors of the Company are required to review with the Company’s Board of Directors and the Company’s Secretary other proposed directorships to confirm that accepting such directorship does not present unmanageable conflicts of interest.

(c)	Business Interests
      If you are considering investing in a client, credit source, supplier or competitor of the Company, great care must be taken to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment; your ability to influence the Company’s decisions; your access to confidential information of the Company or of the other company; and the nature of the relationship between the Company and the other company. The Audit Committee of the Company’s Board of Directors must approve in advance any such investment (other than purchases of $50,000 or less of stock of a publicly-traded company).

(d)	Related Parties
      As a general rule, you should avoid conducting business or engaging in a transaction on behalf of the Company with a family member or significant other, or with a company or firm with which you, a family member or a significant other is a significant owner, associated or employed in a significant role or position. “Family members” include any person related by blood, adoption or marriage, including grandparents, aunts, uncles, nieces, nephews, cousins, stepchildren, stepparents and in-laws. “Significant others” include co-habitants, domestic partners, and persons with whom an employee has (or reasonably expects to have) a consensual romantic, sexual, intimate or dating relationship.
      The Audit Committee must review and approve in advance all material related party transactions or business or professional relationships. All instances involving such potential related party transactions or business or professional relationships must be reported to the General Counsel of the Manager or the Company’s CEO who will assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate. You must not enter into, develop or continue any such material transaction or relationship without obtaining such prior Audit Committee approval. The Company must report all material related party transactions and business or professional relationships under applicable accounting rules and the Securities and Exchange Commission’s (the ”SEC”) rules and regulations. Any dealings with a related party must be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by the Company are no less favorable than could be obtained from unrelated parties on an arm’s-length basis.
      Conflicts of interest or the material nature of a transaction or relationship may not always be clear-cut; if questions arise, you should consult with the General Counsel of the Manager before entering into, developing or continuing a transaction that could reasonably be expected to give rise to a conflict of interest.

(e)	Other Situations
      Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. Any covered director, officer or employee who becomes aware of a conflict of interest or a potential conflict of interest should bring it to the attention of a supervisor, manager or other appropriate personnel or consult the guidelines described in Section 16 of this Code.

3.	Insider Trading
      Covered directors, officers and employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. To use non-public information about the Company or any other company for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical but also illegal. Please refer to the Company’s Insider Trading Policy. The purpose of such policy is to inform you of your legal responsibilities and to make clear to you that the misuse of sensitive information is contrary to Company policies and to set forth procedures with respect to trading in the Company’s securities.

4.	Public Disclosure
      The Company is committed to providing full, fair, accurate, timely and understandable disclosure in the periodic reports and other information it files with or submits to the SEC and in other public communications, such as press releases, earnings conference calls and industry conferences, made by the Company. In meeting such standards for disclosure, the Company’s executive officers and directors shall at all times strive to comply with the Company’s disclosure obligations and, as necessary, appropriately consider and balance the need or desirability for confidentiality with respect to non-public negotiations or other business developments. The Company’s CEO and Chief Financial Officer (the “Company’s CFO”) are responsible for establishing effective disclosure controls and procedures and internal controls over financial reporting within the meaning of applicable SEC rules and regulations. The Company expects the Company’s CEO and the Company’s CFO to take a leadership role in implementing such controls and procedures and to position the Company to comply with its disclosure obligations and otherwise meet the foregoing standards for public disclosure.
      No covered director, officer or employee should interfere with, hinder or obstruct the Company’s efforts to meet the standards for public disclosure set forth above.

5.	Corporate Opportunities
      Covered directors, officers and employees are prohibited from exploiting for their own personal gain opportunities that are discovered through the use of corporate property, information or position unless the opportunity is fully disclosed to the Board and the Board declines to pursue such opportunity. No such covered person may use corporate property, information or position for improper personal gain. Covered directors, officers and employees owe a duty to the Company to advance the Company’s legitimate interest when the opportunity to do so arises.

6.	Competition and Fair Dealing
      We seek to outperform our competition fairly and honestly. We seek competitive advantages through superior performance, never through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each covered director, officer and employee should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, consultants and competitors. No covered director, officer and employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other intentional unfair-dealing practice.
      The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any covered director, officer and employee, family member of the foregoing or agent of any of the foregoing unless it:

•	is not a cash gift;

•	is consistent with customary business practices;

•	is not excessive in value;

•	cannot be construed as a bribe or payoff and does not create an appearance of impropriety; and

•	is in compliance with the Company’s policy on gifts and gratuities and does not violate any laws or rules or regulations.
      Please discuss with the General Counsel of the Manager or the Company’s CEO any gifts or proposed gifts which you are not certain are appropriate.

7.	Discrimination and Harassment
      The Company expects the Manager and its affiliates to respect diversity in the workplace. The Company expects the Manager and its affiliates to have policies that provide for equal employment opportunity for all applicants and employees and that prohibit unlawful discrimination on the basis of race, color, religion, sex (including pregnancy, childbirth or related medical conditions), sexual orientation, national origin, age, disability, marital status, veteran status or any other basis prohibited under federal, state or local law. The Company expects the Manager and its affiliates to be committed to providing a workplace free of unlawful harassment of any kind and to have policies that communicate that they will not tolerate harassment of employees by managers, supervisors, co-workers or non-employees associated with organizations with whom they have a business, service or professional relationship.

8.	Health and Safety
      The Company expects the Manager and its affiliates to have policies that provide each of their employees with a safe and healthful work environment and prohibit violent or threatening conduct and the use of illegal drugs in the workplace.

9.	Record-Keeping
      The purpose of this policy is to set forth and convey the Company’s requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CDs, DVDs, computer hard disks, email, floppy disks, microfiche, microfilm or all other media. The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions.
      The Company’s responsibilities to its shareholders and the investing public require that all of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls and generally accepted accounting practices and principles. No one should rationalize or even consider misrepresenting facts or falsifying records. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation.
      Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies. No record or document shall be destroyed which is the subject of a subpoena or other legal process or if there is a reasonable belief that litigation proceedings or government investigative proceedings are likely to occur and it is anticipated that such record or document is relevant to such proceedings. All covered directors, officers and employees are expected to comply with all federal, state and industry-specific record retention rules and requirements as well as the Company’s record retention policies.

10.	Confidentiality
      All covered directors, officers and employees must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is authorized by the Company’s CEO or the Company’s CFO or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. The obligation to preserve confidential information continues even after employment ends.

      The Company, covered directors, officers and employees and agents, consultants and contractors must cooperate with appropriate government inquiries and investigations. In this context, however, it is important to protect the legal rights of the Company with respect to its confidential information. All government inquiries and requests for information, documents or investigative interviews (whether in person, by phone, email or written correspondence) must be referred to the General Counsel of the Manager or the Company’s CEO, who will be responsible for coordinating a response. No financial information may be disclosed without the prior approval of the Company’s CEO or the Company’s CFO.

11.	Protection and Proper Use of Company Assets
      All covered directors, officers and employees should endeavor to protect the Company’s property, electronic communications systems, information resources, facilities and equipment and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation pursuant to Section 16 of this Code. Company assets should not be used for non-Company business, although we recognize that incidental personal use may be permitted without adversely affecting the interests of the Company. Personal use of Company assets must always be in accordance with Company policy. You should consult the General Counsel of the Manager or the Company’s CEO for appropriate guidance and permission.
      The obligation of covered directors, officers and employees to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or even criminal penalties.
      Unauthorized duplication of copyrighted documents or computer software violates the law. You must neither engage in nor tolerate the making or using of unauthorized documents or software copies and must comply will all license and purchase terms regulating the use of any document or software. The Company will provide all documents and software needed to meet legitimate needs.

12.	Payments to Government Personnel
      The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.
      In addition, there are a number of federal and state laws and regulations regarding business gratuities which may be accepted by U.S. or state government personnel. The promise, offer or delivery to an official or employee of the U.S. government or a state government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. Local governments, as well as foreign governments, may have similar rules. You must consult with the General Counsel of the Manager or the Company’s CEO prior to making any such gifts.

13.	Waivers of the Code of Business Conduct and Ethics
      Any waiver of any provision of this Code for executive officers or directors must be approved by the Audit Committee and will be promptly disclosed as required by applicable securities law or stock exchange regulation. With regard to covered employees who are not executive officers of the Company, waivers must be approved by the Company’s CEO and the General Counsel of the Manager.

14.	Reporting any Illegal or Unethical Behavior; No Retaliation
      It is your obligation and ethical responsibility to help enforce this Code, and to that end, you should promptly report violations of this Code in accordance with the guidelines set forth in Section 16 of this Code. Covered directors, officers and employees are encouraged to report to supervisors, managers or the General Counsel of the Manager or the Company’s CEO about observed or suspected illegal, improper or unethical behavior and, when in doubt, about the best course of action in a particular situation. You should know that reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code or other Company policies, or against any person who is assisting in any investigation or process with respect to such a violation, is both a violation of Company policy and is prohibited by a variety of state and federal civil and criminal laws including the Sarbanes-Oxley Act of 2002. Accordingly, it is the policy of the Company not to allow retaliation for reports of wrongdoing or misconduct by others made in good faith. Covered directors, officers and employees are expected to cooperate in internal investigations of wrongdoing or misconduct.

15.	Accounting Complaints
      The Company’s policy is to comply with all applicable financial reporting and accounting regulations. If any covered director, officer or employee has unresolved concerns or complaints regarding questionable accounting, internal control or auditing matters of the Company, then he or she is encouraged to submit those concerns or complaints in accordance with the Company’s Complaint Procedures for Accounting and Auditing Matters.

16.	Compliance Procedures
      We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Because we cannot anticipate every situation that will arise, you should keep in mind the following steps as you consider a particular problem or concern.

(a) Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

(b) Ask yourself: What specifically am I being asked to do or ignore? Does it seem illegal, unethical or improper? This will enable you to focus on the specific question you are faced with and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it may very well be.

(c) Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss your concerns.

(d) You should report violations of this Code to or otherwise discuss your concerns in this regard with your supervisor or the General Counsel of the Manager or the Company’s CEO. In many cases, your supervisor will be more knowledgeable about the question or concern, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems. Supervisors are obligated to report violations of this Code to the General Counsel of the Manager or the Company’s CEO.

(e) In the case where it may not be appropriate to report a violation to or discuss your concerns with your supervisor, or where you do not feel comfortable approaching your supervisor to report a violation or discuss your concerns, you may report the violation or discuss your concerns with the General Counsel of the Manager. If you prefer to report violations or your concerns in writing on an anonymous basis, please address your concerns to the General Counsel of the Manager at the following address: Hyperion Brookfield Asset Management, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281, Attention: Daniel S. Kim, Esq. You can also call the Crystal River Capital, Inc. Ethics Hotline at (800) 665-0831 (in North America). The Company’s ethics hotline is managed by an independent third party called the Network and provides a toll-free number, available 24 hours a day, seven days a week, that any covered director, officer and employee can call anonymously to report suspected unethical, illegal or unsafe behavior.

(f) Reports of violations of this Code or other complaints made to the persons referenced above will be reviewed by the Company’s CEO and the General Counsel of the Manager or his designee, who shall either (i) conduct an investigation of the facts and circumstances as he deems appropriate and report his conclusions and remedial actions taken, if any, to the Audit Committee or (ii) report the alleged violation or other complaint to the Audit Committee for further direction.

(g) Your communications of violations or concerns will be kept confidential to the extent feasible and appropriate and except as required by law.

(h) All reports of violations of the Code will be promptly investigated and addressed. If you are not satisfied with the response, you may contact the Audit Committee directly.

(i) Always ask first, act later: if you are unsure of what to do in any situation, seek guidance before you act.

17.	Compliance Required
      The matters covered in this Code are of the utmost importance to the Company, its shareholders and its business partners, and are essential to the Company’s ability to conduct its business in accordance with its stated values. We expect all covered directors, officers and employees, agents, contractors, consultants and representatives to adhere to these rules in carrying out their duties for the Company.
      Any individual whose actions are found to violate these policies or any other policies of the Company will be subject to disciplinary action, up to and including immediate termination of employment or business relationship. Where the Company has suffered a loss, it may pursue its legal remedies against the individuals or entities responsible.

18.	Administration
      No code, including this one, can cover all situations. Similarly, exceptional circumstances may occur which do not fit neatly within the guidelines of this Code or where strict application of this Code may not produce a fair result. Overall administration of this Code including its interpretation and amendment is under the authority of the Audit Committee of the Board.

Exhibit A
ACKNOWLEDGMENT OF RECEIPT OF CODE
OF BUSINESS CONDUCT AND ETHICS
      I have received and read the Company’s Code of Business Conduct and Ethics (the “Code”). I understand the standards and policies contained in the Code and understand that there may be additional policies or laws specific to my position as an employee, officer or director of the Company. I further agree to comply with the Code.
      If I have questions concerning the meaning or application of the Code, any Company policies, or the legal and regulatory requirements applicable to my position, I know I can consult my supervisor, the General Counsel of the Manager or the Company’s CEO, knowing that my questions or reports to these sources will be maintained in confidence to the extent feasible and appropriate.

Name

Signature

Date

Please sign and return this form to the Company’s Corporate Secretary.

ANNEX C
CRYSTAL RIVER CAPITAL, INC.
CORPORATE GOVERNANCE GUIDELINES
      The Board of Directors (the “Board”) of Crystal River Capital, Inc. (the “Company”) has adopted the following Corporate Governance Guidelines (the “Guidelines”) to advance the functioning of the Board and its committees and set forth the Board’s expectations as to how it should perform its functions. These Guidelines are subject to modification from time to time by the Board as the Board may deem appropriate and in the best interests of the Company or as required by applicable laws. The Guidelines should be interpreted in the context of all applicable laws and the Company’s charter, bylaws and other corporate governance documents.
Board Responsibility

1. Role of the Board
      The Company’s business shall be conducted by the employees of Hyperion Brookfield Asset Management Inc. (“Hyperion Brookfield”), the parent of Hyperion Brookfield Crystal River Capital Advisors, LLC (the “Manager”, the Company’s external manager pursuant to a management agreement, as amended, by and between the Company and the Manager), and its affiliates who are involved in the business and affairs of the Company, under the direction of Hyperion Brookfield’s senior management and the Company’s officers and the oversight of the Board. The directors are elected by the shareholders to oversee management and to exercise their business judgment in the best interests of the Company.
      All directors are expected to attend Board meetings and meetings of committees on which they serve, prepare for meetings, review relevant materials, ask questions and engage in discussion, and spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Participation by telephone is appropriate in the event of scheduling conflicts.
      Directors should be familiar with the Company’s business, its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the Board and committee meetings he or she attends. Directors are expected to maintain an attitude of constructive involvement and oversight; they are expected to ask incisive, probing questions and require accurate, honest answers; they are expected to act with integrity; and they are expected to demonstrate a commitment to the Company, its values, its business plan, long-term shareholder value and the Company’s dividend policy.
      Directors’ responsibility is one of oversight; and in performing their oversight role, directors rely on the competence and integrity of management in carrying out their responsibilities. It is the responsibility of management to operate the Company in an effective and ethical manner in order to produce value for shareholders.
      All directors owe a duty of loyalty to the Company which mandates that the best interests of the Company prevail over any individual interests of a director. Under the Maryland General Corporation Law, each director must perform his or her duties as a director (i) in good faith, (ii) in a manner he or she reasonably believes to be in the best interests of the Company and (iii) with the care that an ordinarily prudent person in a like position would use under similar circumstances.

Board Composition

2. Board Size
      The Board periodically reviews the appropriate size of the Board, which may vary to accommodate the availability of suitable candidates and the needs of the Company, subject to the requirements of the Company’s bylaws and the Maryland General Corporation Law.

3.	Selection of Chairman of the Board and Chief Executive Officer
      The Board shall designate the Chairman of the Board and the Chief Executive Officer as it may determine from time to time in the best interests of the Company. These offices may be filled by one individual or two different individuals. The powers and responsibilities of the Chairman of the Board shall be set forth in the Company’s bylaws, as supplemented from time to time by resolution of the Board.

4.	Selection of Board Members
      In accordance with the Company’s classified board structure, a class of directors is elected each year by the Company’s shareholders at the annual meeting of shareholders for a staggered three-year term in accordance with the Company’s charter and bylaws. The Board recommends to the shareholders a slate of nominees for election at the annual meeting. Between annual meetings of shareholders, the Board may appoint directors to fill vacancies to serve until the next annual meeting. The Nominating and Corporate Governance Committee selects and recommends to the Board the slate of director nominees for election at the annual meeting and the individual nominees to otherwise be appointed to fill vacancies between annual meetings, in accordance with the policies and principles contained in these Guidelines and the requirements of the Company’s charter and bylaws. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to the Company’s Secretary in accordance with the Company’s Shareholder Nominations and Communications Policy.

5.	Board Membership Criteria; Other Directorships or Commitments
      The Nominating and Corporate Governance Committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of the Company. The Nominating and Corporate Governance Committee will review all nominees for director in accordance with the requirements and qualifications contained in these Guidelines and will recommend that the Board select those nominees whose attributes it believes would be most beneficial to the Company. This review will involve an assessment of the proposed nominees’ personal qualities and characteristics, accomplishments and business reputation. The Nominating and Corporate Governance Committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the Nominating and Corporate Governance Committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of shareholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative Board responsive to the Company’s needs; and

•	ability to commit sufficient time to effectively carry out substantial duties of a director.

      Due to competitive, confidentiality and legal considerations, the Nominating and Corporate Governance Committee and the Board will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with the Company but does not expect such considerations to impact the ability of any director affiliated or associated with the Manager, or the Manager, to carry out outside activities permitted under the management agreement, as in effect from time to time.
      The Company values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities may also present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues. Directors should advise the Chairman of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting a nomination or appointment to membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director’s relationship to the Company. Directors should not serve on more than six other boards of public companies in addition to the Board.

6.	Change in Job Responsibility
      The Board believes that directors who retire from their present employment, or materially change their position, should notify the Nominating and Corporate Governance Committee so it can assess whether to accept the resignation upon an assessment of whether the director continues to meet the Board’s qualifications criteria under the circumstances and the Nominating and Corporate Governance Committee should make a recommendation based on its findings. Retirement or material change in position should not necessarily preclude a director’s continued service on the Board; however, the Nominating and Corporate Governance Committee should be in a position to assess the effect of such a change in its evaluation of the appropriate mix of skills and experience necessary for such director to remain qualified to serve on the Board and to permit the Board to perform its oversight function effectively.

7.	Term Limits
      The Board does not believe it is advisable to limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the Company’s business based on their experience and understanding of the Company’s history, policies and objectives. The Board believes that it can, as necessary, utilize the nominating process described above to elect or appoint new directors to obtain new ideas and viewpoints regarding the Company’s business and affairs.

8.	Retirement Policy
      The Board has determined not to establish a mandatory retirement age. Alternatively, the Nominating and Corporate Governance Committee and the Board will review each director’s continuation on the Board upon reaching the age of 75 and every three years thereafter.

9.	Director Independence
      At least a majority of the Board and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will at all times be comprised of directors who qualify as independent directors in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”), subject to the phase-in rules for companies listing in connection with an initial public offering. No director qualifies as “independent” under the NYSE listing standards unless the Board affirmatively determines that that the director has no “material relationship” with the Company, Hyperion Brookfield or the Manager. The focus of this inquiry is a director’s independence from person’s managing the Company’s business and affairs.
Board Meetings

10. Board Meeting Schedule and Agenda
      The Board shall have at least four regularly scheduled meetings each year. Additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the business. The Chairman of the Board will establish the agenda for each Board meeting in consultation with the Chief Executive Officer. Each Board member is encouraged to suggest the inclusion of items on the agenda at any time. The Board will review the Company’s long-term strategic plan and the fundamental factors affecting the Company’s successful operation of its business during at least one meeting each year. The Chief Executive Officer and Secretary shall attend all non-executive sessions of the Board, and other members of management may attend non-executive sessions of the Board at the invitation of the Chief Executive Officer or the Board.

11.	Advance Distribution of Materials
      Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting. Directors should review these materials in advance of the meeting to preserve time at the meeting and to provoke questions and discussion about the material. On certain occasions where the subject matter is too sensitive to put in writing, the matter will be discussed at the meeting.

12.	Lead Director
      At their discretion, the non-management directors may elect one director from among their membership as Lead Director. Responsibilities of the Lead Director shall include: (i) preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of non-management or independent directors; (ii) call meetings of the independent or non-management directors; (iii) serve as liaison between the Chairman of the Board and the independent and non-management directors; (iv) consult with the Chief Executive Officer and Chairman of the Board concerning the agendas for the Board meetings, including the time allocated for discussion of agenda items; (v) coordinate review of and responses to shareholder communications received pursuant to the Company’s Shareholder Nominations and Communications Policy; and (vi) perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

13.	Executive Session
      The non-management directors of the Board will meet in executive session at least twice a year and will have an opportunity to meet in executive session at each regular meeting of the Board. Executive session discussions may include such topics as the non-management directors determine, but actions of the Board should be taken separately at a formal Board meeting. The Lead Director, or if one shall not have been designated, the Chairman of the Nominating and Corporate Governance Committee shall serve as chairman for any executive session of the Board. If the non-management directors include any non-independent directors, independent directors will meet at least once a year in executive session.

Committees of the Board

14. Number of Committees
      The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All of the members of these committees will satisfy the applicable independence requirements of the NYSE and the SEC, as and when required. The Board may create additional committees as it determines from time to time are necessary or appropriate.

15.	Committee Membership
      Committee members will be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee after taking into account the desires, experiences and expertise of individual directors. The Board believes that consideration should be given to rotating committee members periodically, but the Board does not believe that rotation should be mandated as a policy. Audit Committee members shall not serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such service will not impair the member’s ability to serve on the Audit Committee.

16.	Committee Structure
      Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance and assess the adequacy of its charter and will otherwise comply with the NYSE’s listing standards and applicable SEC regulations.

17.	Committee Meetings
      The chairperson of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The chairperson of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. Each committee chair will periodically give a report of his or her committee’s activities to the Board.
Director Access and Shareholder Communications

18. Director Access to Officers and Employees
      Directors have full and free access to officers of the Company and employees of Hyperion Brookfield who carry out the Company’s business. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. Any such contact should be done in a way that is not disruptive to the business operations of the Company. Any non-routine written communications between a director and an officer of the Company or an employee of Hyperion Brookfield should be copied to the Chief Executive Officer and, as appropriate, to the Company’s Secretary.

19.	Shareholder Communications with the Board
      The Board and the non-management directors welcome communications from shareholders and interested parties. Shareholders or interested parties may submit communications addressed to the Board or the non-management directors to the Company’s Secretary in accordance with the Company’s Shareholder Nominations and Communications Policy.

20.	Director Access to Outside Advisors
      The Board and each committee shall have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

21.	Board’s Interaction with Third Parties
      The Board believes that the executive management speaks for the Company, as the responsibility to communicate with investors, the press and other constituencies, and to establish policies for those communications under the direction of the Chief Executive Officer. At the request of management, individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company.
Director Remuneration

22. Director Compensation
      The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter and these Guidelines and then recommended to the full Board. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity. Independent directors serving on the Audit Committee will receive no additional compensation, in the form of consulting fees or other specific benefits, beyond that provided for service on the Board or a committee. Any chairperson of a committee may receive additional compensation for such duties.
Chief Executive Officer Compensation, Evaluation and Succession

23. Chief Executive Officer Compensation and Evaluation
      The Company’s executive officers, including the Chief Executive Officer, shall not be compensated by the Company but shall be compensated by the Manager from the income the Manager receives under the management agreement.

24.	Succession Plan
      At least annually, the Board shall approve and maintain a succession plan, developed by management, outlining policies and principles to select the Chief Executive Officer, both in the ordinary course of business and in an emergency. The succession plan should include an assessment of the experience, performance, skills and planned career paths for a possible successor to the Chief Executive Officer.
Miscellaneous

25. Board and Committee Evaluation
      Board positions should not be regarded as permanent. Directors should serve only so long as they add value to the Board, and a director’s ability to continue to contribute to the Board should be considered each time the director is considered for renomination. The Board will have a process for reviewing and evaluating the performance of the Board and its committees annually to determine whether the Board and the committees are functioning effectively. The Nominating and Corporate Governance Committee shall be responsible for overseeing the Board and committee evaluation process and reporting its assessments to the Board.

26.	Director Orientation and Continuing Education
      The Board and the Company’s management will conduct a comprehensive orientation process for new directors to become familiar with the Company’s vision, strategic direction, core values including ethics, financial matters, corporate governance practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for its directors and is committed to providing such education in order to improve both Board and committee performance.

27.	Review of Governance Guidelines
      These guidelines have been developed based on the prior experiences of the Board. The Board expects to review these guidelines at least every two years as appropriate.

ANNUAL MEETING OF STOCKHOLDERS OF
CRYSTAL RIVER CAPITAL, INC.
November 9, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☑

1.	To elect three Class I directors, each to serve until the 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified.

NOMINEES:
☐	FOR ALL NOMINEES	m m	Bruce K. Robertson Janet Graham
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m	Harald Hansen
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	On the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Annual Meeting.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Crystal River Capital, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Donna Ansbro, or hand-delivered to Crystal River Capital, Inc. c/o American Stock Transfer & Trust Company (if delivered prior to the date of the Annual Meeting) or to the Company at the location of the Annual Meeting (if delivered on the date of the Annual Meeting), so as to be delivered before or at the taking of the vote at the Annual Meeting.

Returned proxy cards will be voted (i) as specified on the matters listed above; (ii) in accordance with the board of directors' recommendations where no specification is made; and (iii) in accordance with the discretion of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: ☑ or ☒.

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted “FOR” the election of the named nominees and approval of the other proposal set forth above.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished therewith.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CRYSTAL RIVER CAPITAL, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CRYSTAL RIVER CAPITAL, INC.
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 9, 2006.
     The undersigned, as a holder of common stock, par value $0.001 per share (“Common Stock”), of Crystal River Capital, Inc., a Maryland corporation (the “Company”), hereby appoints Clifford E. Lai, John J. Feeney, Jr. and Jonathan C. Tyras, and each of them, with full power of substitution, as proxies to vote all shares of Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Embassy Suites Hotel New York, 102 North End Avenue, New York, New York 10282, on Thursday, November 9, 2006 at 9:30 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below and otherwise to represent the undersigned at the Annual Meeting, or any adjournment or postponement thereof, with all powers possessed by the undersigned if personally present at such Annual Meeting.
(Continued and to be signed on the reverse side.)